Exhibit 10.47

Recording requested by:

And when recorded mail to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022-2585

Attention: Andrew L. Jagoda, Esq.

MORTGAGE, CONSOLIDATION,

EXTENSION, SPREADER AND

SECURITY AGREEMENT, FIXTURE FILING,

FINANCING STATEMENT

AND ASSIGNMENT OF LEASES AND RENTS

MORTGAGOR:	WU/LH 8 SLATER L.L.C.,
a Delaware limited liability company
c/o Lighthouse Real Estate Management LLC
60 Hempstead Avenue, Suite 718
West Hempstead, New York 11552

MORTGAGEE:	FIRST SUNAMERICA LIFE INSURANCE COMPANY,
a New York corporation
1 SunAmerica Center
Century City
Los Angeles, California 90067-6022
Attention: Director - Mortgage Lending and Real Estate

AMOUNT SECURED:	$4,639,600.00

GOVERNING LAW:	See Section 9.19

LOCATION:	8 Slater Street

BLOCK:	1

LOT:	6

SECTION:	142.46

COUNTY:	Westchester County, Port Chester, New York

THIS MORTGAGE, CONSOLIDATION, EXTENSION, SPREADER AND SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (this “Mortgage”) is executed as of March 8, 2011, by WU/LH 8 SLATER L.L.C., a Delaware limited liability company (“Mortgagor”), in favor of, and for the use and benefit of FIRST SUNAMERICA LIFE INSURANCE COMPANY, a New York corporation (“Mortgagee”).

WHEREAS, Mortgagor is the owner of the Property (hereinafter described) and Mortgagee is the owner of the mortgages covering the fee estate of Mortgagor in the Property and more particularly described in Exhibit C attached hereto (collectively, hereinafter referred to as the “Prior Mortgages”), and of the Prior Notes (as defined in the Note, as such term is hereinafter defined);

WHEREAS, there is currently owing in respect of the Prior Notes secured by the Prior Mortgages the aggregate principal sum of $4,639,600;

WHEREAS, the maximum amount of the principal indebtedness of the Note secured by this Mortgage is $4,639,600;

WHEREAS, Mortgagor and Mortgagee have agreed in the manner hereinafter set forth, (i) to spread the liens of each of the Prior Mortgages to cover those parts of the Property, if any, not already covered by the liens of each of the Prior Mortgages, (ii) to combine and consolidate the Prior Mortgages and the respective liens thereof, (iii) to combine and consolidate the Prior Notes and the principal sums respectively evidenced thereby and (iv) to modify the time and manner of payment and restate in their entirety the terms and provisions of the Prior Notes and the Prior Mortgages.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, Mortgagor hereby represents and warrants to and covenants and agrees with Mortgagee as follows:

ARTICLE 1A.

CONSOLIDATION AND SPREAD

1A.1.                           Spread Provisions. Each of the Prior Mortgages and respective liens thereof is hereby spread to cover those parts of the Property, if any, not already covered by the liens of each of the Prior Mortgages so that each of the Prior Mortgages and their respective liens covers the entire Property.

1A.2.                           Consolidation. The Prior Mortgages and respective liens thereof are hereby combined, consolidated and spread so that together there shall hereafter constitute in law but one mortgage, a single lien covering the Property and securing the principal sum of FOUR MILLION SIX HUNDRED THIRTY NINE THOUSAND SIX HUNDRED AND NO/100THS DOLLARS ($4,639,600), together with interest thereon and other sums as hereinafter provided (the Prior Mortgages, as spread, combined and consolidated and as modified, amended, restated, ratified and confirmed pursuant to the provisions of this agreement hereinafter set forth, are hereinafter collectively included in the definition of the “Mortgage”).

1A.3.                           Prior Notes. Concurrently with the execution of this Mortgage, Mortgagor, and other co-borrowers are executing and delivering, in exchange for the Prior Notes, a Consolidated, Amended and Restated Promissory Note of even date herewith (the “Note”), in favor of Mortgagee in the principal sum of $4,639,600. Such exchange of the Prior Notes shall not be deemed, under any circumstances, an extinguishment or cancellation of the indebtedness evidenced by the Prior Notes or the creation or substitution of new indebtedness, it being agreed that such Note shall merely be evidence of the indebtedness theretofore evidenced by the Prior Notes. All debts evidenced by the Prior Notes are combined and consolidated by the Note to constitute one joint indebtedness in the principal sum of $4,639,600 together with interest thereon. The manner and time for payment and the other terms and provisions of the Prior Notes are modified, amended, restated and supplanted in their entirety by the Note. Notwithstanding the fact that the maximum principal sum of the Note is $4,639,600, the maximum principal indebtedness secured by this Mortgage shall be limited as set forth in Section 10.4 hereof.

1A.4.                           Amendment of Prior Mortgages. The terms, covenants and provisions of the Prior Mortgages are hereby modified, amended and restated in their entirety so that henceforth the terms, conditions and provisions of the Prior Mortgages shall read the same as set forth in Article 1 et seq. below, and the Prior Mortgages, as so modified, amended and restated in their entirety, are hereby ratified and confirmed in all respects by Mortgagor. The principal balance, interest and all other sums which may or shall become due under the Note, and all sums which may or shall become due pursuant to this Mortgage are hereinafter referred to as the “Debt”, and shall be secured by this Mortgage.

1A.5.                           Recording and Taxes. Mortgagor shall promptly cause this Mortgage to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and to fully protect the lien of this Mortgage upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all filing, registrations and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the filing, registration, recording, execution and delivery of this Mortgage and Mortgagor shall hold harmless and indemnify Mortgagee against any liability incurred by reason of the imposition of any tax on the issuances, making, filing, registration or recording of this Mortgage.

1A.6.                           No Offsets, Counterclaims, etc. Mortgagor represents, warrants and covenants that there are no offsets, counterclaims or defenses against the Debt, this Mortgage or the Note, that the Debt constitutes a valid and binding obligation of Mortgagor and that Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and legal right to execute this Mortgage and to keep and observe all of the terms of this Mortgage on Mortgagor’s part to be observed or performed.

ARTICLE 1

PARTIES, PROPERTY, AND DEFINITIONS

The following terms and references shall have the meanings indicated:

1.1                                       15 Executive Borrower: means Wu/LH 15 Executive L.L.C., a Delaware limited liability company.

1.2                                       15 Executive Loan: means the loan evidenced by the 15 Executive Note.

1.3                                       15 Executive Loan Documents: means the 15 Executive Note, the 15 Executive Mortgage and each of the other instruments, certificates and documents evidencing and/or securing the 15 Executive Loan and executed and delivered by 15 Executive Borrower to Mortgagee in connection with the 15 Executive Loan, as any of the same may be amended, modified or supplemented from time to time.

1.4                                       15 Executive Mortgage: means the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by 15 Executive Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.5                                       15 Executive Note: means the Promissory Note, dated as of the date hereof, made by 15 Executive Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.6                                       15 Executive Property: means that certain real property located at 15 Executive Boulevard, Orange, Connecticut 06477, as more particularly described in the 15 Executive Mortgage.

1.7                                       22 Marsh Borrower: means Wu/LH 22 Marsh Hill L.L.C., a Delaware limited liability company.

1.8                                       22 Marsh Loan: means the loan evidenced by the 22 Marsh Note.

1.9                                       22 Marsh Loan Documents: means the 22 Marsh Note, the 22 Marsh Mortgage and each of the other instruments, certificates and documents evidencing and/or securing the 22 Marsh Loan and executed and delivered by 22 Marsh Borrower to Mortgagee in connection with the 22 Marsh Loan, as any of the same may be amended, modified or supplemented from time to time.

1.10                                22 Marsh Mortgage: means the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by 22 Marsh Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.11                                22 Marsh Note: means the Promissory Note, dated as of the date hereof, made by 22 Marsh Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.12                                22 Marsh Property: means that certain real property located at 22 Marsh Hill Road, Orange, Connecticut 06477, as more particularly described in the 22 Marsh Mortgage.

1.13                                35 Executive Borrower: means Wu/LH 35 Executive L.L.C., a Delaware limited liability company.

1.14                                35 Executive Loan: means the loan evidenced by the 35 Executive Note.

1.15                                35 Executive Loan Documents: means the 35 Executive Note, the 35 Executive Mortgage and each of the other instruments, certificates and documents evidencing and/or securing the 35 Executive Loan and executed and delivered by 35 Executive Borrower to Mortgagee in connection with the 35 Executive Loan, as any of the same may be amended, modified or supplemented from time to time.

1.16                                35 Executive Mortgage: means the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by 35 Executive Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.17                                35 Executive Note: means the Promissory Note, dated as of the date hereof, made by 35 Executive Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.18                                35 Executive Property: means that certain real property located at 35 Executive Boulevard, Orange, Connecticut 06477, as more particularly described in the 35 Executive Mortgage.

1.19                                100 William F/L Properties L.L.C.: 100 William F/L Properties L.L.C., a Delaware limited liability company.

1.20                                470 Bridgeport Borrower: means Wu/LH 470 Bridgeport L.L.C., a Delaware limited liability company.

1.21                                470 Bridgeport Loan: means the loan evidenced by the 470 Bridgeport Note.

1.22                                470 Bridgeport Loan Documents: means the 470 Bridgeport Note, the 470 Bridgeport Mortgage and each of the other instruments, certificates and documents evidencing and/or securing the 470 Bridgeport Loan and executed and delivered by 470 Bridgeport Borrower to Mortgagee in connection with the 470 Bridgeport Loan, as any of the same may be amended, modified or supplemented from time to time.

1.23                                470 Bridgeport Mortgage: means the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by 470 Bridgeport Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.24                                470 Bridgeport Note: means the Promissory Note, dated as of the date hereof, made by 470 Bridgeport Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.25                                470 Bridgeport Property: means that certain real property located at 470 Bridgeport Avenue, Shelton, Connecticut 06484, as more particularly described in the 470 Bridgeport Mortgage.

1.26                                950 Bridgeport Borrower: means Wu/LH 950 Bridgeport L.L.C., a Delaware limited liability company.

1.27                                950 Bridgeport Loan: means the loan evidenced by the 950 Bridgeport Note.

1.28                                950 Bridgeport Loan Documents: means the 950 Bridgeport Note, the 950 Bridgeport Mortgage and each of the other instruments, certificates and documents evidencing and/or securing the 950 Bridgeport Loan and executed and delivered by 950 Bridgeport Borrower to Mortgagee in connection with the 950 Bridgeport Loan, as any of the same may be amended, modified or supplemented from time to time.

1.29                                950 Bridgeport Mortgage: means the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by 950 Bridgeport Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.30                                950 Bridgeport Note: means the Promissory Note, dated as of the date hereof, made by 950 Bridgeport Borrower in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.31                                950 Bridgeport Property: means that certain real property located at 950 Bridgeport Avenue, Milford, Connecticut 06460, as more particularly described in the 950 Bridgeport Mortgage.

1.32                                Access Agreement: as defined in Section 1.45.

1.33                                Additional Borrowers: means, collectively, 15 Executive Borrower, 22 Marsh Borrower, 35 Executive Borrower, 470 Bridgeport Borrower and 950 Bridgeport Borrower.

1.34                                Additional Loans: means, collectively, the 15 Executive Loan, the 22 Marsh Loan, the 35 Executive Loan, the 470 Bridgeport Loan and the 950 Bridgeport Loan.

1.35                                Additional Loan Documents: means, collectively, the 15 Executive Loan Documents, the 22 Marsh Loan Documents, the 35 Executive Loan Documents, the 470 Bridgeport Loan Documents and the 950 Bridgeport Loan Documents.

1.36                                Additional Notes: means, collectively, 15 Executive Note, the 22 Marsh Note, the 35 Executive Note, the 470 Bridgeport Note and the 950 Bridgeport Note.

1.37                                Additional Properties: means, collectively, the 15 Executive Property, the 35 Executive Property, the 22 Marsh Property, the 470 Bridgeport Property and the 950 Bridgeport Property.

1.38                                Affiliate: With respect to a specified Person, (a) a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person, (b) any Person who is an officer, director, partner, manager, employee, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, manager or trustee, or with respect to which the specified Person serves in a similar capacity, (c) any Person who, directly or indirectly, has an ownership interest in the specified Person, (d) any Person (excluding any entities whose stock is publicly traded) in which the specified Person has an ownership interest, (e) the spouse, issue, sibling or parent of the specified Person, (f) any Guarantor, if the specified Person is another Guarantor, Mortgagor, Member, any Owner Person or any Additional Borrower, (g) Mortgagor, if the specified Person is any Guarantor, Member, any Owner Person or any Additional Borrower, (h) Member, if the specified Person is Mortgagor, any Guarantor, any Owner Person or any Additional Borrower, (i) any Owner Person, if the specified Person is any other Owner Person, Mortgagor, any Guarantor, Member or any Additional Borrower, (j) any Additional Borrower, if the specified Person is any other Additional Borrower, Mortgagor, any Guarantor, Member or any Owner Person, (k) and any Person that would constitute an Affiliate of any such Person described in subdivisions (a) through (j) above.

1.39                                Affiliate Guaranty: means that certain Affiliate Guaranty, made by each of the Borrowers in favor of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.40                                Assignment of Leases: The Assignment of Leases and Rents of even date herewith executed by Mortgagor for the benefit of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.41                                Borrower: means, individually, any of the Borrowers

1.42                                Borrowers: means, collectively, Mortgagor and the Additional Borrowers.

1.43                                Business Day: As defined in the Note.

1.44                                Cash Management Agreement: Means, that certain Cash Management Agreement among the Borrowers, Servicer and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.45                                Chattels: All goods, fixtures, inventory, equipment, building and other materials, supplies, and other tangible personal property of every nature (but excluding all chattels, “trade” fixtures and personal property of the tenants under Leases which do not become the property of Mortgagor under the Leases and all personal property leased by Mortgagor pursuant to equipment leases with third parties), whether now owned or hereafter acquired by Mortgagor, used, intended for use, or reasonably required in the construction, development or operation of the Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.

1.46                                Collateral Assignment of Environmental Escrow Agreement: means that certain Collateral Assignment of Environmental Escrow Agreement between the Borrowers and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.47                                Control: The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Person in question, whether through the ownership of voting securities, by contract or otherwise.

1.48                                Debt Service Coverage Ratio: The ratio, as reasonably determined by Mortgagee, of (i) Net Operating Income for the Property for the preceding twelve (12) calendar months, to (ii) the annual debt service payments due under the Loan Documents and on all other Indebtedness secured, or to be secured, by a lien on all or any part of the Property, where “Net Operating Income” shall mean all gross revenues generated by the Property (excluding loans or contributions to capital), less operating expenses (other than debt service payments due under the Loan Documents), as determined on a cash accounting basis, as of the date of such calculation for the period in question, adjusted, however, so that (A) operating expenses shall be deemed to include (1) a management fee equal to the greater of the actual management fee for the Property or four percent (4%) of gross revenues and (2) a tenant improvement, leasing commission, and capital improvement reserve equal to $0.75 per rentable square foot of office/industrial space per year, (B) payments of operating expenses, including property taxes and assessments and insurance expenses, are to be spread out over the period during which they accrued and shall be adjusted for any known future changes to any such expenses, (C) prepaid rents and other prepaid payments received are to be spread out over the periods during which such rents or payments are earned or applicable, (D) security deposits shall not be included as items of income until duly applied or earned, (E) gross revenue shall be based on a lease-in-place analysis which reflects then current Leases in place, as determined by Mortgagee, in its reasonable discretion, in accordance with its standard underwriting criteria, consistently applied, and excluding extraordinary, or one time items, and (F) any refunds or rebates to operating expenses are to be applied and credited against the applicable operating expenses for the period that such operating expenses were incurred. Debt Service Coverage Ratio shall be calculated on a cash flow basis, based on the historical three (3) month performance of the Property, annualized.

1.49                                Default: Any matter which, with the giving of notice, passage of time, or both, would constitute an Event of Default.

1.50                                Default Rate: Means the Default Rate specified in the Note.

1.51                                Environmental Escrow Agreement: means that certain Environmental Escrow Agreement, dated as of February 28, 2008, among Mortgagor, as successor-in-interest to Wu/Lighthouse 100 William L.L.C., as buyer, Baker-Properties Limited Partnership, as seller, Chicago Title Insurance Company, as escrow agent, and such other parties named in Schedule 1 attached thereto, a true, correct and complete copy of which has been delivered to Mortgagee and is attached to the Lease Certificate.

1.52                                Environmental Indemnity Agreement: The Environmental Indemnity Agreement of even date herewith made by the Borrowers and the Guarantors for the benefit of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.53                                ERISA: The Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued thereunder.

1.54                                Event of Default: As defined in Article 6.

1.55                                Guarantors: Collectively, (i) Paul Cooper, Jeffrey Ravetz and Louis Sheinker, and (ii) any replacement Guarantor pursuant to Section 4.32 hereof. Each such individual is referred to herein individually as “Guarantor”.

1.56                                Guaranty Agreement or Guaranty: The Guaranty Agreement executed by Guarantors for the benefit of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.57                                Indebtedness: As of the date of any determination thereof, (i) all indebtedness for borrowed money or purchase money financing, (ii) all indebtedness evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all payment obligations under any interest rate protection agreements and currency swaps and similar agreements, and (v) all other indebtedness (except for normal and customary amounts owed to trade creditors).

1.58                                Insurance Agreement: The Agreement Concerning Insurance Requirements of even date herewith executed by the Borrowers for the benefit of Mortgagee, as the same may be amended, modified or supplemented from time to time.

1.59                                Intangible Personalty: The right to use all trademarks and trade names and symbols or logos used in connection therewith, or any modifications or variations thereof, in connection with the operation of the improvements existing or to be constructed on the Property, together with all accounts, deposit accounts, letters of credit, investment properties, monies in the possession of Mortgagee (including without limitation proceeds from insurance, retainages and deposits for taxes and insurance), Permits, contract rights (including, without limitation, rights to receive insurance proceeds) and general intangibles (whether now owned or hereafter acquired, and including proceeds thereof) relating to or arising from Mortgagor’s ownership, use, operation, leasing or sale of all or any part of the Property, specifically including, but in no way limited to, any right which Mortgagor may have or acquire to transfer any development rights from the Property to other real property, and any development rights which may be so transferred (excluding, however, any intangible property owned by any tenant under any Lease).

1.60                                Lease Certificate: The Certificate Concerning Leases and Financial Condition of even date herewith made by Mortgagor to Mortgagee concerning, among other things, Leases.

1.61                                Leases: Any and all present and future leases, subleases and other agreements under the terms of which any person other than Mortgagor has or acquires any right to occupy or use the Property, or any part thereof, excluding utility and other easements that are Permitted Exceptions.

1.62                                Lighthouse 100 William II L.L.C.: Lighthouse 100 William II L.L.C., a Delaware limited liability company.

1.63                                Lighthouse 100 William Operating LLC: Lighthouse 100 William Operating LLC, a New York limited liability company.

1.64                                Loan: The loan evidenced by the Note and secured by this Mortgage.

1.65                                Loan Documents: The Note and all of the deeds of trust, mortgages and other instruments, certificates and documents securing the Note or executed and delivered in connection with the Note, including, without limitation, this Mortgage, the Environmental Indemnity Agreement, Assignment of Leases, the Guaranty Agreement, the Insurance Agreement, the Lease Certificate, the Organizational Certificate, the Reserve Agreements, the Subordination Agreement, the Cash Management Agreement, the Affiliate Guaranty, the Collateral Assignment of Environmental Escrow Agreement, the Post Closing Side Letter, and each other document executed or delivered in connection with the transaction pursuant to which the Note has been executed and delivered. The term “Loan Documents” also includes all modifications, extensions, renewals, supplements and replacements of each document referred to above.

1.66                                Loan-to-Value Ratio: The ratio, as determined by Mortgagee, of the aggregate principal balance of the Note and all other Indebtedness secured by liens or encumbrances against the Property to the fair market value of the Property, as such fair market value is determined by an M.A.I. appraisal satisfactory to Mortgagee (the “Appraisal”). Upon Mortgagee’s request, Mortgagor shall deliver the Appraisal to Mortgagee at Mortgagor’s sole cost and expense.

1.67                                Lockbox Bank: TD Bank, N.A.

1.68                                Manager: Lighthouse 100 William Operating LLC, a Delaware limited liability company.

1.69                                Member: Wu/Lighthouse Portfolio L.L.C., a Delaware limited liability company.

1.70                                Mortgagee: The Mortgagee named in the introductory paragraph of this Mortgage, whose legal address is 1 SunAmerica Center, Century City, Los Angeles, California 90067-6022, together with any future holder of the Note.

1.71                                Mortgagor: Mortgagor named in the introductory paragraph of this Mortgage (Taxpayer Identification No. 41-2264718), whose legal address is c/o Lighthouse Real Estate Management LLC, 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552, together with any future owner of the Property or any part thereof or interest therein.

1.72                                Mortgagor Control Persons: Shall mean (i) Mortgagor, (ii) Member, (iii) Guarantors, (iv) Lighthouse 100 William Operating LLC, (v) 100 William F/L Properties L.L.C., (vi) Paul Cooper, an individual, (vii) Jeffrey Ravetz, an individual, (viii) Louis Sheinker, an individual or (ix) any other Person that controls, directly or through one or more intermediaries, any of the Persons set forth in the preceding clause (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii), and any Person that is a managing member, manager, general partner or other owner of such controlling Person or intermediary. For the avoidance of doubt, as of the date of this Mortgage, the term “Mortgagor Control Persons” shall mean (i) Mortgagor, (ii) Member, (iii) Guarantors, (iv) Lighthouse 100 William Operating LLC, (v) 100 William F/L Properties L.L.C., (vi) Paul Cooper, an individual, (vii) Jeffrey Ravetz, an individual, and (viii) Louis Sheinker.

1.73                                Mortgagor Owner Persons: Shall mean (i) Mortgagor, (ii) Member, (iii) Guarantors, (iv) each of the Owner Persons, (v) any Person that is a Mortgagor Control Person or (vi) any other Person that owns, directly or through one or more intermediaries, any interest in any Person described in the preceding clauses (i), (ii), (iii), (iv), or (v). For the avoidance of doubt, as of the date of this Mortgage, the term “Mortgagor Owner Persons” shall mean (i) Mortgagor, (ii) Member, (iii) Guarantors and (iv) and each of the Owner Persons.

1.74                                Note: Mortgagor’s Consolidated, Amended and Restated Promissory Note of even date herewith from Mortgagor, payable to the order of Mortgagee in the principal face amount of $4,639,600, together with all amendments, modifications, supplements, renewals and extensions of such promissory note. All terms and provisions of the Note are incorporated by this reference in this Mortgage.

1.75                                Organizational Certificate: The Certificate Concerning Governing Documents of even date herewith by Mortgagor for the benefit of Mortgagee.

1.76                                Owner Persons: Means, collectively, 100 William F/L Properties L.L.C., a Delaware limited liability company, Lighthouse 100 William II, L.L.C., a New York limited liability company, LH 100 II L.L.C., a Delaware limited liability company, Lighthouse 100 William Operating LLC, a New York limited liability company, Jeffrey Wu, an individual, the Guarantors, Jerome Cooper, an individual, and Sarah Ravetz, an individual.

1.77                                Permits: All permits, licenses, certificates, franchises and authorizations necessary or desirable for the beneficial development, ownership, use, occupancy, operation and maintenance of the Property and the conduct of the business of Mortgagor.

1.78                                Permitted Exceptions: The matters set forth in Exhibit B attached hereto.

1.79                                Person: means an individual, a corporation, an association, a joint stock company, a business trust, a partnership, a joint venture, a limited liability company, a real estate investment trust, an unincorporated organization, or a government or any agency or political subdivision thereof or any other entity.

1.80                                Post Closing Side Letter: means that certain Post Closing Side-Letter between the Borrowers and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.81                                Principals: As defined in Section 5.4(b).

1.82                                Property: The tract or tracts of land described in Exhibit A attached hereto, together with the following:

(a)                                 All buildings, structures, and improvements now or hereafter located on such tract or tracts, as well as all rights-of-way, easements and other appurtenances thereto;

(b)                                 All of the right, title and interest of Mortgagor, if any in and to any land lying between the boundaries of such tract or tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed, and any tidelands or filled lands within the boundaries described on Exhibit A;

(c)                                  All of the right, title and interest of Mortgagor in and to all Leases;

(d)                                 All of the rents, income, receipts, revenues, issues and profits of and from such tract or tracts and from such buildings, structures and improvements (collectively, “Rent” or “Rents”);

(e)                                  All (i) water and water rights (whether decreed or undecreed, tributary, nontributary or not nontributary, surface or underground, or appropriated or unappropriated), (ii) ditches and ditch rights, (iii) spring and spring rights, (iv) reservoir and reservoir rights and (v) shares of stock in water, ditch and canal companies and all other evidence of such rights, which are now owned or hereafter acquired by Mortgagor and which are appurtenant to or which have been used in connection with such tract or tracts or buildings, structures and improvements;

(f)                                   All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above such tract or tracts;

(g)                                  All machinery, apparatus, equipment, fittings, fixtures (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) (excluding any such items that are owned by tenants under Leases or that are leased by Mortgagor pursuant to equipment leases with third parties) now or hereafter located in, upon, or under such tract or tracts or such buildings, structures and improvements and used or usable in connection with any present or future operation thereof, including, but not limited to, all heating, air-conditioning, freezing, lighting, laundry, incinerating and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, cooking, and communications apparatus, boilers, water heaters, ranges, furnaces, and burners, appliances, vacuum cleaning systems, elevators, escalators, shades, awnings, screens, storm doors and windows, stoves, refrigerators, attached cabinets, partitions, ducts and compressors, rugs and carpets, draperies and all additions thereto and replacements therefor (excluding, however, any of the foregoing to the extent owned by a tenant under a Lease for so long as the same do not become property of Mortgagor under such Lease);

(h)                                 All development rights associated with such tract or tracts, whether previously or subsequently transferred to such tract or tracts from other real property or now or hereafter susceptible of transfer from such tract or tracts to other real property;

(i)                                     All awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, injury to, or decrease in the value of, any of such property;

(j)                                    All other and greater rights and interests of every nature in such tract or tracts and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Mortgagor;

(k)                                 All right, title and interest of Mortgagor, if any, in the balance of the property interests associated with the property described on Exhibit A to the extent not already included in this definition of “Property”; and

(l)                                     All right, title and interest of Mortgagor, if any, in to or under any easement agreement, reciprocal easement agreement, access agreement, right or way agreement or similar agreement affecting the Property (any such agreement an “Access Agreement”)

(m)                             All proceeds of each and every of the foregoing.

1.83                                Recording Office: means the Land Records Division of the Office of the Westchester County Clerk.

1.84                                Reserve Agreements: Means, collectively, the Reserve Agreement (Initial TI Reserve), the Reserve Agreement (Ongoing TI Reserve) and the Reserve Agreement (Earnout Reserve).

1.85                                Reserve Agreement (Earnout Reserve): Means, that certain Reserve Agreement (Earnout Reserve) among the Borrowers, Servicer and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.86                                Reserve Agreement (Initial TI Reserve): Means, that certain Reserve Agreement (Initial TI Reserve) among the Borrowers, Servicer and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.87                                Reserve Agreement (Ongoing Reserve): Means, that certain Reserve Agreement (Ongoing Reserve) among the Borrowers, Servicer and Mortgagee, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time.

1.88                                Required Tenants: Collectively, any tenant occupying in the aggregate with any Affiliate of such tenant, greater than 25,000 square feet of rentable space, including, without limitation, Zylo Ware Corporation. Each such tenant is referred to herein individually as a “Required Tenant”.

1.89                                Safe-Harbor Lease: As defined in Section 5.3(d).

1.90                                Secured Obligations: All present and future obligations of Mortgagor to Mortgagee evidenced by or contained in the Note, the Assignment of Leases, the Insurance Agreement, the Guaranty Agreement, the Environmental Indemnity Agreement, this Mortgage, the Reserve Agreements, the Subordination Agreement, Cash Management Agreement, Lease Certificate, Organizational Certificate, the Affiliate Guaranty, the Collateral Assignment of Environmental Escrow Agreement, the Post Closing Side Letter, the Additional Loan Documents and all other Loan Documents, whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form whether absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due under the Loan Documents, or are in any way secured by the Property or any other collateral now or hereafter provided to Mortgagee as collateral for the Loan.

1.91                                Servicer: The servicer under the Cash Management Agreement.

1.92                                Single-Purpose Entity: means a Person, other than an individual, which (a) is formed or organized solely for the purpose of holding, directly, an ownership interest in the Property, or any portion thereof, or an ownership interest in another Person that holds, directly or indirectly, an ownership interest in the Property, or any portion thereof, (b) does not engage in any business other than the ownership, management and operation of the Property or any portion thereof or of any such other Person described in clause (a) above, (c) does not have any (i) assets other than those related to its interest in the Property or any portion thereof or of any such other Person described in clause (a) above or (ii) Indebtedness other than as expressly permitted by this Mortgage, (d) does not guarantee or otherwise become liable on or in connection with any obligation of any other Person, (e) does not enter into any contract or agreement with any stockholder, partner, principal, member or Affiliate of such Person or any Affiliate of any such stockholder, partner, principal, member or Affiliate except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with third parties other than an Affiliate, (f) does not incur, create or assume any Indebtedness (except as may be expressly permitted pursuant to this Mortgage, (g) does not make any loans or advances to any other Person (including, without limitation, any Affiliate), (h) does not become insolvent or fail to pay its debts from its assets as the same shall become due, (i) does not fail to conduct and operate its business in all material respects as presently conducted and operated, (j) does not fail to maintain its books and records and bank accounts separately from those of its Affiliates, including, without limitation, its general partners or members, as may be applicable, (k) does not fail at all times to hold itself out to the public as a legal entity separate and apart from any other Person (including, without limitation, any affiliate (including, without limitation, any stockholder, partner, member, trustee, beneficiary, or other owner of Mortgagor or any Affiliate of any such stockholder, partner, member, trustee, beneficiary, or other owner)), (l) does not fail to file its own tax returns, (m) does not fail to maintain adequate capital for its normal obligations, reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (n) does not fail to maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person, (o) does not hold itself out to be responsible for the Indebtedness of any other Person, (p) is subject to and complies with all of the limitations on powers set forth in the organizational documentation (and if a partnership, that of each general partner, and if a limited liability company, that of the managing member (or if there is no managing member, the members)) as in effect on the date hereof, (q) holds all of its assets in its own name, (r) utilizes its own letterhead, invoices and checks, (s) holds title to its interest in the Property in the name of Mortgagor, (t) allocates fairly and reasonably any overhead expenses that are shared with any affiliate including, without limitation, paying for office space and services performed by any employee of any Affiliate, (u) does not pledge its assets for the benefit of any other Person and (v) corrects any known misunderstandings regarding its separate identity.

1.93                                SNDA: Any Subordination, Non-Disturbance and Attornment Agreement entered into in accordance with Section 4.13 hereof.

1.94                                Subordination Agreement: Any Subordination of Management Agreement entered into in accordance with Section 4.23 hereof.

1.95                                Trigger Event Debt Service Coverage Ratio: means the ratio, as reasonably determined by Mortgagee, of (i) Net Operating Income for the Property and the Additional Properties for the preceding twelve (12) calendar months, to (ii) the annual debt service payments due under the Loan Documents and the Additional Loan Documents and on all other Indebtedness secured, or to be secured, by a lien on all or any part of the Property and the Additional Properties, where “Net Operating Income” shall mean all gross revenues generated by the Property and the Additional Properties (excluding loans or contributions to capital), less operating expenses (other than debt service payments due under the Loan Documents and the Additional Loan Documents), as determined on a cash accounting basis, as of the date of such calculation for the period in question, adjusted, however, so that (A) operating expenses shall be deemed to include (1) a management fee equal to the greater of the actual management fee for the Property and the Additional Properties or four percent (4%) of gross revenues and (2) a tenant improvement, leasing commission, and capital improvement reserve equal to $0.75 per rentable square foot of office/industrial space per year, (B) payments of operating expenses, including property taxes and assessments and insurance expenses, are to be spread out over the period during which they accrued and shall be adjusted for any known future changes to any such expenses, (C) prepaid rents and other prepaid payments received are to be spread out over the periods during which such rents or payments are earned or applicable, (D) security deposits shall not be included as items of income until duly applied or earned, (E) gross revenue shall be based on a lease-in-place analysis which reflects then current Leases in place at Property and the Additional Properties, as determined by Mortgagee, in its reasonable discretion, in accordance with its standard underwriting criteria, consistently applied, and excluding extraordinary, or one time items, and (F) any refunds or rebates to operating expenses are to be applied and credited against the applicable operating expenses for the period that such operating expenses were incurred. Trigger Event Debt Service Coverage Ratio shall be calculated on a cash flow basis, based on the historical three (3) month performance of Property and the Additional Properties, annualized.

ARTICLE 2

GRANTING CLAUSE

2.1                                       Grant to Mortgagee. As security for the Secured Obligations, Mortgagor hereby grants, bargains, sells, conveys, mortgages, and warrants unto Mortgagee, the entire right, title, interest and estate of Mortgagor in and to the Property, whether now owned or hereafter acquired; TO HAVE AND TO HOLD the same, together with all and singular the rights, hereditaments, and appurtenances in anywise appertaining or belonging thereto, unto Mortgagee and Mortgagee’s successors, substitutes and assigns forever.

2.2                                       Security Interest to Mortgagee. As additional security for the Secured Obligations, Mortgagor hereby grants to Mortgagee a security interest in the Property, Chattels and Intangible Personalty. To the extent any of the Property, Chattels or the Intangible Personalty may be or have been acquired with funds advanced by Mortgagee under the Loan Documents, this security interest is a purchase money security interest. This Mortgage constitutes a Security Agreement under the Uniform Commercial Code of the state in which the Property is located (the “Code”) with respect to any part of the Property, Chattels and Intangible Personalty that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all collectively hereinafter called “Collateral”); all of the terms, provisions, conditions and agreements contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this Section shall not limit the generality or applicability of any other provisions of this Mortgage, but shall be in addition thereto:

(a)                                 The Collateral shall be used by Mortgagor solely for business purposes, and all Collateral (other than the Intangible Personalty) shall be installed upon the real estate comprising part of the Property for Mortgagor’s own use or as the fixtures, equipment and furnishings furnished by Mortgagor, as landlord, to tenants of the Property;

(b)                                 The Collateral (other than the Intangible Personalty) shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Mortgagee (being the Secured Party as that term is used in the Code), and the Collateral (other than the Intangible Personalty) may be affixed to such real estate, but shall not be affixed to any other real estate;

(c)                                  No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office, and Mortgagor will, at its cost and expense, upon demand, furnish to Mortgagee such further information and will execute and deliver to Mortgagee such financing statements and other documents in form satisfactory to Mortgagee and will do all such acts and things as Mortgagee may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected first-priority security interest in the Collateral as security for the Secured Obligations, subject to no adverse liens or encumbrances other than the Permitted Exceptions. Mortgagor will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Mortgagee to be necessary or desirable;

(d)                                 The terms and provisions contained in this Section and in Section 7.6 of this Mortgage shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and

(e)                                  (e)        This Mortgage constitutes a financing statement under the Code with respect to the Collateral. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. The filing of this Mortgage in the real estate records of the county where the Property is located shall constitute a fixture filing in accordance with the Code. Information concerning the security interests created hereby may be obtained at the addresses set forth in Article 1 of this Mortgage. Mortgagor is the “Debtor” and Mortgagee is the “Secured Party” (as those terms are defined and used in the Code) insofar as this Mortgage constitutes a financing statement.

ARTICLE 3

MORTGAGOR’S REPRESENTATIONS AND WARRANTIES

3.1                                       Warranty of Title. Mortgagor represents and warrants to Mortgagee that:

(a)                                 Mortgagor owns and holds good, marketable and indefeasible fee simple title to the Property, and such fee simple title is free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;

(b)                                 Mortgagor is the sole and absolute owner of the Chattels and the Intangible Personalty, free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;

(c)                                  This Mortgage is a valid and enforceable first lien and security interest on the Property, Chattels and Intangible Personalty, subject only to the Permitted Exceptions; and

(d)                                 Mortgagor, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular of the property and property interests granted and conveyed pursuant to this Mortgage, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof.

(e)                                  The representations, warranties and covenants contained in this Section shall survive foreclosure of this Mortgage, and shall inure to the benefit of and be enforceable by any person who may acquire title to the Property, the Chattels or the Intangible Personalty pursuant to any such foreclosure.

3.2                                       Due Authorization. If Mortgagor is other than a natural person, then each individual who executes this document on behalf of Mortgagor represents and warrants to Mortgagee that such execution has been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of Mortgagor. Mortgagor represents that Mortgagor has obtained all consents and approvals required in connection with the execution, delivery and performance of this Mortgage and all other Loan Documents.

3.3                                       Other Representations and Warranties. Mortgagor represents and warrants to Mortgagee as follows:

(a)                                 Mortgagor is (i) a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) duly organized, validly existing and in good standing under the laws of the State of New York, (iii) the sole owner of the Property, (iv) owned solely by Member, (v) managed solely by Manager and (vi) a Single Purpose Entity.

(b)                                 Member is (i) a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) duly organized, validly existing and in good standing under the laws of the State of New York, (iii) owned solely by 100 William F/L Properties L.L.C. and (iv) managed by Manager.

(c)                                  100 William F/L Properties L.L.C. is (i) a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) owned 95% by Lighthouse 100 William II, L.L.C. and 5% by LH 100 II L.L.C. and (iii) managed by Manager.

(d)                                 Lighthouse 100 William II, L.L.C. is (i) a New York limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York, (ii) owned 80% by Jeffrey Wu, an individual, and 20% by Lighthouse 100 William Operating LLC and (iii) managed by the Guarantors.

(e)                                  Manager is (i) a New York limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York, and (ii) managed and controlled by the Guarantors.

(f)                                   The execution, delivery and performance by the Mortgagor Control Persons of the Loan Documents to which they are a party are within the power and authority of each such Mortgagor Control Person and have been duly authorized by all necessary action and will not violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, operating agreement or other organizational documents of any such Mortgagor Control Person, all such documents (as applicable), in form and substance satisfactory to Mortgagee, having been provided to Mortgagee at least ten (10) days prior to the scheduled closing of the Loan.

(g)                                  This Mortgage and the other Loan Documents to which Mortgagor Control Persons are a party will, when delivered hereunder, be valid and binding obligations of each such Mortgagor Control Person enforceable against each such Mortgagor Control Person in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights.

(h)                                 The execution, delivery and performance by the Mortgagor Control Persons of the Loan Documents to which they are a party will not contravene any contractual or other restriction binding on or affecting such Mortgagor Control Persons and will not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its or their respective properties.

(i)                                     The execution, delivery and performance by the Mortgagor Control Persons of the Loan Documents to which they are a party does not contravene any applicable law or regulation.

(j)                                    No authorization, approval, consent or other action by, and no notice to or filing with, any court, governmental authority or regulatory body is required for the due execution, delivery and performance by the Mortgagor Control Persons of any of the Loan Documents or the effectiveness of any assignment of any of Mortgagor’s rights and interests of any kind to Mortgagee.

(k)                                 No part of the Property, Chattels or Intangible Personalty is in the hands of a receiver, no application for a receiver is pending with respect to any portion of the Property, Chattels or Intangible Personalty, and no part of the Property, Chattels or Intangible Personalty is subject to any foreclosure or similar proceeding.

(l)                                     None of the Mortgagor Control Persons has made any assignment for the benefit of creditors, nor has any of the Mortgagor Control Persons filed, or had filed against it, any petition in bankruptcy.

(m)                             Except as disclosed in the litigation searches delivered to Mortgagee by Mortgagor, there is no pending or, to the best of Mortgagor’s knowledge, threatened, litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, against any of the Mortgagor Control Persons or the Property before any court, governmental or quasi-governmental, arbitrator or other authority.

(n)                                 Mortgagor is a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(o)                                 Access to and egress from the Property is available and provided by public streets, and Mortgagor has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such public street, highway or road to the Property.

(p)                                 All public utility services necessary for the operation of all improvements constituting part of the Property for their intended purposes are available at the boundaries of the land constituting part of the Property, including, but not limited to, water supply, storm and sanitary sewer facilities, natural gas, electric, telephone facilities, cable television facilities and high speed Internet access facilities.

(q)                                 (i) The Property is located in zoning districts designated M-2 General Industrial District by the Village of Port Chester; (ii) such designation permits the development, use and operation of the Property as it is currently operated as a permitted, and not as a non-conforming use; and (iii) the Property complies in all material respects with all applicable zoning ordinances, regulations, requirements, conditions and restrictions, including, but not limited, to deed restrictions and restrictive covenants, applicable to the Property.

(r)                                    (i) except as set forth in the Title Commitment, there are no special or other assessments for public improvements or otherwise now affecting the Property, nor does Mortgagor know of any pending or threatened special assessments affecting the Property or any contemplated improvements affecting the Property that may result in special assessments; (ii) there are no tax abatements or exceptions affecting the Property and (iii) to the actual knowledge and belief, after due inquiry, of Mortgagor, there are no license fees or similar charges required in respect to any filled land or in respect of any tideland or bodies of water.

(s)                                   Each of the Mortgagor Control Persons filed or has obtained extensions to file all tax returns which are required to be filed by it, and has paid all taxes as shown on such returns or on any assessment received pertaining to the Property.

(t)                                    Mortgagor has not received (i) any written notice from any governmental body having jurisdiction over the Property as to any violation of any applicable law, except as disclosed in Title Commitment No. EX-W-205700 issued Excalibur Title Agency, LLC, as agent for Fidelity National Title Insurance Company (the “Title Commitment”), or (ii) any written notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present, which, in either case, has not been remedied or satisfied.

(u)                                 None of the Mortgagor Control Persons is in default, in any manner which would adversely affect in any material respect its properties, assets, operations or condition (financial or otherwise), in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues are bound.

(v)                                 Except as set forth in the Lease Certificate, there are no occupancy rights (written or oral), Leases or tenancies presently affecting any part of the Property. The Lease Certificate contains a true and correct description of all Leases presently affecting the Property, in all material respects. No written or oral agreements or understandings exist between Mortgagor and the tenants under the Leases described in the Lease Certificate that grant such tenants any rights greater than those described in the Lease Certificate or that are in any way inconsistent with the rights described in the Lease Certificate.

(w)                               There are no purchase options, purchase contracts or other similar purchase or sale agreements of any type (written or oral) presently affecting any part of the Property.

(x)                                 There exists no brokerage agreement with respect to any part of the Property, except to the extent disclosed in the Lease Certificate.

(y)                                 Except as otherwise disclosed to Mortgagee in the Lease Certificate, (i) there are no contracts (other than Leases) presently affecting the Property (“Contracts”) having a term in excess of one hundred eighty (180) days or not terminable by Mortgagor (without penalty) on thirty (30) days’ notice, (ii) Mortgagor has heretofore delivered to Mortgagee true and correct copies of each of the Contracts together with all amendments thereto, (iii) Mortgagor is not in default beyond any applicable notice and/or cure period of any obligations under any of the Contracts and (iv) the Contracts represent the complete agreement between Mortgagor and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and except as otherwise disclosed herein, such other parties possess no unsatisfied claims against Mortgagor.

(z)                                  Mortgagor has obtained all Permits necessary for the operation, use, ownership, development, occupancy and maintenance of the Property as a full service warehouse and office building. None of the Permits have been suspended or revoked, and all of the Permits are in full force and effect, are fully paid for, and Mortgagor has made or will make application for renewals of any of the Permits prior to the expiration thereof.

(aa)                          All insurance policies held by Mortgagor relating to or affecting the Property are in full force and effect and shall remain in full force and effect until all Secured Obligations are satisfied. Mortgagor has not received any written notice of default or notice terminating or threatening to terminate any such insurance policies. Mortgagor has made or will make application for renewals of any of such insurance policies prior to the expiration thereof.

(bb)                          Mortgagor currently complies with ERISA. Neither the making of the loan evidenced by the Note and secured by this Mortgage nor the exercise by Mortgagee of any of its rights under the Loan Documents constitutes or will constitute a non-exempt, prohibited transaction under ERISA.

(cc)                            The Access Agreements, if any, are in full force and effect and there are no defaults thereunder by Mortgagor or, to Mortgagor’s actual knowledge, after due inquiry, any other party and no conditions which with the passage of time and/or notice would constitute defaults thereunder.

(dd)                          The Environmental Escrow Agreement is in full force and effect and there are no defaults thereunder by Mortgagor or, to Mortgagor’s actual knowledge, after due inquiry, any other party and no conditions which with the passage of time and/or notice would constitute defaults thereunder.

3.4                                       Continuing Effect. Mortgagor shall be liable to Mortgagee for any damage suffered by Mortgagee if any of the foregoing representations are inaccurate as of the date hereof, regardless of when such inaccuracy may be discovered by, or result in harm to, Mortgagee. Mortgagor further represents and warrants that the foregoing representations and warranties, as well as all other representations and warranties of Mortgagor to Mortgagee relative to the Loan Documents, shall remain true and correct during the term of the Note and shall survive termination of this Mortgage.

ARTICLE 4

MORTGAGOR’S AFFIRMATIVE COVENANTS

4.1                                       Payment of Note. Mortgagor shall pay all principal, interest and other sums payable under the Note or the other Loan Documents on the date when such payments are due, without notice or demand.

4.2                                       Performance of Other Obligations. Mortgagor shall promptly perform and comply with all other covenants, conditions and prohibitions required of Mortgagor by the terms of the Loan Documents.

4.3                                       Other Encumbrances. Mortgagor shall promptly perform and comply, in all material respects, with all covenants, conditions and prohibitions required of Mortgagor in connection with any Access Agreement and any other encumbrance affecting the Property, the Chattels or the Intangible Personalty, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof.

4.4                                       Payment of Taxes.

(a)                                 Property Taxes. Unless Mortgagor is depositing money into escrow pursuant to Section 4.4(b), Mortgagor shall (i) pay, before delinquency and before the imposition of any penalty or interest, all taxes and assessments, general or special, which may be levied or imposed at any time against Mortgagor’s interest and estate in the Property, the Chattels or the Intangible Personalty, and (ii) within ten (10) days after each payment of any such tax or assessment, Mortgagor will deliver to Mortgagee, without notice or demand, an official receipt for such payment. Unless Taxes are being paid by Mortgagee, Mortgagor shall provide Mortgagee with reasonably satisfactory evidence of the payment of all such taxes and assessments, general or special, which may be levied or imposed at any time against Mortgagor’s interest and estate in the Property, the Chattels or the Intangible Personalty within ten (10) days following any such payment.

(b)                                 Deposit for Taxes. On the date hereof, Mortgagor shall deposit with Mortgagee an amount equal to l/12th of the amount which Mortgagee estimates will be required to make the next annual payment of taxes, assessments and similar governmental charges referred to in this Section, multiplied by the number of whole or partial months that have elapsed since the date one month prior to the most recent due date for such taxes, assessments and similar governmental charges. Thereafter, with each monthly payment under the Note, Mortgagor shall deposit with Mortgagee an amount equal to l/12th of the amount which Mortgagee estimates will be required to pay the next annual payment of taxes, assessments and similar governmental charges referred to in this Section. The purpose of these provisions is to provide Mortgagee with sufficient funds on hand to pay all such taxes, assessments and other governmental charges thirty (30) days before the date on which they become past due. If Mortgagee, in its sole discretion, determines that the funds escrowed hereunder are, or will be, insufficient, Mortgagor shall upon demand pay such additional sums as Mortgagee shall determine necessary and shall pay any increased monthly charges requested by Mortgagee. Provided no Event of Default exists hereunder, Mortgagee will apply the amounts so deposited to the payment of such taxes, assessments and other charges when due, but in no event will Mortgagee be liable for any interest on any amount so deposited, and any amount so deposited may be held and commingled with Mortgagee’s own funds.

(c)                                  Intangible Taxes. If by reason of any statutory or constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment or similar charge is imposed against the Note, Mortgagee, or any interest of Mortgagee in any real or personal property encumbered hereby, Mortgagor will pay such tax, assessment or other charge before delinquency and will indemnify Mortgagee against all loss, expense or diminution of income in connection therewith. In the event Mortgagor is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Mortgagor from doing so, then the Note will, at Mortgagee’s option, become due and payable in full upon thirty (30) days’ notice to Mortgagor.

(d)                                 Right to Contest. Notwithstanding any other provision of this Section, Mortgagor will not be deemed to be in default solely by reason of Mortgagor’s failure to pay any tax, assessment or similar governmental charge so long as, in Mortgagee’s judgment, each of the following conditions is satisfied:

(i)                                     Mortgagor is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such tax, assessment or charge;

(ii)                                  Mortgagor’s payment of such tax, assessment or charge would necessarily and materially prejudice Mortgagor’s prospects for success in such proceedings;

(iii)                               Nonpayment of such tax, assessment, or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Mortgagee therein; and

(iv)                              Mortgagor deposits with Mortgagee, as security for such payment which may ultimately be required, a sum equal to the amount of the disputed tax, assessment or charge plus the interest, penalties, advertising charges and other costs which Mortgagee estimates are likely to become payable if Mortgagor’s contest is unsuccessful. For the avoidance of doubt, the funds required to be deposited with Mortgagee under this paragraph (iv) shall be in addition to all taxes, assessments and other governmental charges that are not being contested and that are subject to the deposit provisions of Section 4.4(b) hereof.

If Mortgagee determines that any one or more of such conditions is not satisfied or is no longer satisfied, Mortgagor will pay the tax, assessment or charge in question, together with any interest and penalties thereon, within ten (10) days after Mortgagee gives notice of such determination.

4.5                                       Maintenance of Insurance.

(a)                                 Coverage’s Required. Mortgagor shall maintain or cause to be maintained, with financially sound and reputable insurance companies or associations satisfactory to Mortgagee, all insurance required under the terms of the Insurance Agreement, and shall comply with each and every covenant and agreement contained in such Insurance Agreement. Mortgagor shall provide Mortgagee with reasonably satisfactory evidence of the payment of the premiums of all such insurance within five (5) business days following the any such payment.

(b)                                 Renewal Policies. Not less than thirty (30) days prior to the expiration date of each insurance policy required pursuant to the Insurance Agreement, Mortgagor will deliver to Mortgagee either an appropriate renewal policy (or a certified copy thereof), together with evidence satisfactory to Mortgagee that the applicable premium has been prepaid.

(c)                                  Deposit for Premiums. If an Event of Default exists or if Mortgagor shall fail to provide Mortgagee with evidence of insurance as and when required under this Mortgage and the Insurance Agreement, Mortgagor shall deposit with Mortgagee an amount equal to 1/12th of the amount which Mortgagee estimates will be required to make the next annual payments of the premiums for the policies of insurance referred to in this Section, multiplied by the number of whole and partial months which have elapsed since the date one month prior to the most recent policy anniversary date for each such policy. Thereafter, with each monthly payment under the Note, Mortgagor will deposit an amount equal to l/12th of the amount which Mortgagee estimates will be required to pay the next required annual premium for each insurance policy referred to in this Section. The purpose of these provisions is to provide Mortgagee with sufficient funds on hand to pay all such premiums thirty (30) days before the date on which they become past due. If Mortgagee, in its sole discretion, determines that the funds escrowed hereunder are, or will be, insufficient, Mortgagor shall upon demand, pay such additional sums as Mortgagee shall determine as necessary and shall pay any increased monthly charges requested by Mortgagee. Provided no Event of Default exists hereunder, Mortgagee will apply the amounts so deposited to the payment of such insurance premiums when due, but in no event will Mortgagee be liable for any interest on any amounts so deposited, and the money so received may be held and commingled with Mortgagee’s own funds.

(d)                                 Application of Hazard Insurance Proceeds. Mortgagor shall after learning thereof promptly notify Mortgagee of any damage or casualty to all or any portion of the Property or Chattels. Mortgagee may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any insurance proceeds which may be payable as a result of such casualty or damage, and may, in Mortgagee’s sole discretion, compromise or settle, in the names of both Mortgagor and Mortgagee, any claim for any such insurance proceeds; provided, however, that in any event any such compromise or settlement shall be subject to the prior consent of Mortgagee, which may be granted or withheld in Mortgagee’s discretion. Any such insurance proceeds shall be paid directly to Mortgagee and shall be applied first to reimburse Mortgagee for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, actually incurred by Mortgagee in connection with the ascertainment and collection of such insurance proceeds. The balance, if any, of any insurance proceeds received by Mortgagee with respect to an insured damage or casualty shall, in Mortgagee’s sole discretion, either (i) be retained and applied by Mortgagee toward payment of the Secured Obligations, in such order and manner as Mortgagee deems appropriate, or (ii) be paid over, in whole or in part and subject to such conditions as Mortgagee may impose, to Mortgagor to pay for repairs or replacements necessitated by the damage or casualty; provided, however, that if all of the Secured Obligations have been performed or are discharged by the application of less than all of such insurance proceeds, then any remaining proceeds will be paid over to Mortgagor.

Notwithstanding the foregoing provisions of this Section 4.5(d), Mortgagee shall make any such insurance proceeds available to Mortgagor for restoration of the Property, provided, and on the following conditions: (A) no Default or Event of Default shall have occurred and be continuing, (B) Mortgagor demonstrates to the reasonable satisfaction of Mortgagee that Mortgagor has the financial ability to pay all principal and interest required under the Note, and perform all of the other Secured Obligations, during the restoration of the Property from the proceeds of rent loss or business interruption insurance or otherwise, (C) the damage or casualty occurs prior to the last six (6) months of the term of the Loan and the restoration is capable of being completed prior to the stated maturity date of the Loan, (D) all insurance proceeds and other funds provided by Mortgagor for the restoration are released under escrow and construction funding arrangements reasonably satisfactory to Mortgagee, (E) the repair or restoration will return the Property to substantially the same size, design and utility as existed immediately prior to the damage or casualty, (F) in the event the proceeds of insurance are insufficient to pay by themselves for the restoration (as determined in good faith by Mortgagee), Mortgagor shall, prior to the commencement of any restoration work, deposit with Mortgagee within fifteen (15) days after the date on which the proceeds of insurance are received by Mortgagee such additional funds as in the good faith opinion of Mortgagee are necessary to complete the restoration; (G) Mortgagor undertakes and covenants and agrees (in writing) with Mortgagee to fund any and all deficiencies within fifteen (15) days after being notified in writing thereof and prior to the distribution of any further insurance proceeds, so that at all times the funds held by Mortgagee and remaining to be disbursed for purposes of the restoration shall be sufficient to complete the work; (H) the annual income from the Leases that are in existence as of the date hereof or executed in accordance with the provisions of this Mortgage and that will survive the restoration or repair of the Property produce a Debt Service Coverage Ratio of not less than 1.2 to 1.0, and Mortgagor demonstrates to Mortgagee’s reasonable satisfaction that Mortgagor will be able to attain Debt Service Coverage Ratio of at least 1.2 to 1.0 from Leases that are in existence as of the date hereof or executed in accordance with the provisions of this Mortgage within six (6) months after completion of the restoration; and (I) if any site plan amendment, variance, special use permit or other similar special approval or consent is required from any government authority or any other Person for such repair or restoration, Mortgagor shall obtain and deliver to Mortgagee such site plan amendment, variance, special use permit or other similar special approval or consent within one hundred eighty (180) days following such casualty or damage (but such one hundred eighty (180) day time period shall in all respects be subject to the foregoing provisions of this Section 4.5(d) and shall not extend or otherwise modify any time periods in such foregoing provisions). Mortgagee may, prior to the application of insurance proceeds, commingle them with Mortgagee’s own funds and otherwise act with regard to such proceeds as Mortgagee may determine in Mortgagee’s sole discretion. If Mortgagee applies the insurance proceeds to the Secured Obligations due to the failure of the conditions under clause (H) of this Section 4.5(d) to be satisfied, then Mortgagor may, upon written notice delivered to Mortgagee within thirty (30) days following such application of the insurance proceeds to the Secured Obligations, elect to prepay the full principal amount of the Loan and all other amounts due under the Loan Documents, together with all accrued but unpaid interest thereon, and all other Secured Obligations, without any prepayment premium or penalty, such prepayment to be made within one-hundred eighty (180) days following such application of the insurance proceeds; provided, however, that Mortgagor continues to pay and fulfill all of Mortgagor’s obligations under this Note, the Mortgage and the other Loan Documents up to and including the date of such full prepayment. Notwithstanding the foregoing provisions of this Section 4.5, in the event the insurance proceeds are less than $250,000 and there does not exist any Default or Event of Default, then (i) Mortgagor may compromise or settle the claim for such proceeds, (ii) the proceeds shall be paid directly to Mortgagor and (iii) Mortgagor shall undertake and complete the repair or restoration of the Property so as to return the Property to substantially the same size, design and utility as existed immediately prior to the damage or casualty and shall fund any deficiency in the event such proceeds are insufficient to complete such repair or restoration.

(e)           Successor’s Rights. Any person who acquires title to the Property or the Chattels upon foreclosure hereunder will succeed to all of Mortgagor’s rights under all policies of insurance maintained pursuant to this Section.

4.6                                             Maintenance and Repair of Property and Chattels; Contracts. Mortgagor shall at all times maintain the Property and the Chattels in good condition and repair, will diligently prosecute the completion of any building or other improvement which is at any time in the process of construction on the Property, and will promptly repair, restore, replace, or rebuild any part of the Property or the Chattels which may be affected by any casualty or any public or private taking or injury to the Property or the Chattels. All costs and expenses arising out of the foregoing shall be paid by Mortgagor whether or not the proceeds of any insurance or eminent domain shall be sufficient therefor. Mortgagor shall maintain access to and egress from the Property by public streets. Subject to the provisions of Section 4.15(b), Mortgagor will comply with (or cause compliance with) all statutes, ordinances, and other governmental or quasi-governmental requirements and private covenants relating to the ownership, construction, use, or operation of the Property, including but not limited to, any zoning requirements, any environmental or ecological requirements and any requirements regarding access for persons with disabilities. Mortgagee and any Person authorized by Mortgagee may upon prior notice to Mortgagor enter and inspect the Property at all reasonable times, and may inspect the Chattels, wherever located, at all reasonable times. Mortgagor shall take all actions necessary or required under the Leases to effect the provisions of the immediately preceding sentence. Mortgagor shall maintain all public utility services (including, without limitation, water supply, storm and sanitary sewer facilities, and natural gas, electric, telephone, cable television and high speed Internet access facilities) necessary for the operation of the Property (including, without limitation, improvements constituting part of the Property) for its intended purposes, and, without limiting such maintenance requirement, shall maintain such services at the boundaries of the land constituting part of the Property. Mortgagor shall comply (or cause compliance with) with all requirements of any insurance company or inspection or rating bureau in respect of the Property, including, without limitation, any requirements for the continuation of any insurance coverage or the continuation thereof at premium rates. Mortgagor shall timely pay and perform in all material respects each of its obligations under or in connection with the Contracts, Mortgagor shall not, without Mortgagee’s consent, enter into any Contract that has a term in excess of one hundred eighty (180) days unless such Contract is terminable by Mortgagor (without penalty) on thirty (30) days’ notice, except for any Contract disclosed in the Lease Certificate. Mortgagor and none of the Mortgagor Control Persons shall enter into any contract or agreement that contravenes any of the Loan Documents or which provides or has the effect that the performance of the Loan Documents constitutes a default under such contract or agreement or results in the creation of any lien, security interest, other charge or encumbrance upon or with respect to its properties.

Mortgagor shall perform, observe and fulfill, in all material respects, and shall cause Guarantors to perform, observe and fulfill, in all material respects, all of the obligations, covenants and conditions set forth in any agreement or instrument to which Mortgagor or Guarantors, as the case may be, or any of the properties, assets or revenues of Mortgagor or Guarantors, as the case may be, are bound, if the failure to perform, observe or fulfill any such obligation, covenant or condition would materially and adversely affect the properties, assets, operations or condition (financial or otherwise) of Mortgagor or Guarantors, as the case may be, or the ability of any party to the Loan Documents to perform such party’s obligations under the Loan Documents.

4.7                                       Leases. Mortgagor shall timely pay and perform each of its obligations under or in connection with the Leases, and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain each of the Leases in full force and effect in accordance with its terms. Mortgagor shall within five (5) business days following receipt thereof, furnish to Mortgagee copies of any notices given to Mortgagor by the lessee under any Lease, alleging the default by Mortgagor in the timely payment or performance of its obligations under such Lease, or purporting to terminate or cancel any Lease prior to its stated expiration date, or requiring or demanding the expenditure of any sum by Mortgagor (or demanding the taking of any action by Mortgagor), and any subsequent communications related thereto. Mortgagor agrees that Mortgagee, in its sole discretion, five (5) days following notice to Mortgagor from Mortgagee and provided that Mortgagor fails to take action to perform its obligations under such Lease within the five (5) days following such notice to Mortgagor from Mortgagee, may advance any sum or take any action which Mortgagee reasonably believes is necessary or required to maintain the Leases in full force and effect, and all such sums advanced by Mortgagee, together with all costs and expenses incurred by Mortgagee in connection with action taken by Mortgagee pursuant to this Section, shall be due and payable by Mortgagor to Mortgagee upon demand, shall bear interest until paid at the Default Rate, and shall be secured by this Mortgage.

4.8                                       Eminent Domain; Private Damage. If all or any part of the Property is taken or damaged by eminent domain or any other public or private action, Mortgagor will notify Mortgagee promptly of the time and place of all meetings, hearings, trials, and other proceedings relating to such action. Mortgagee may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any award or payment which may be due as a result of such taking or damage, and may, in Mortgagee’s sole discretion, compromise or settle, in the names of both Mortgagor and Mortgagee, any claim for any such award or payment; provided, however, that in any event any such compromise or settlement shall be subject to the prior consent of Mortgagee, which may be granted or withheld in Mortgagee’s discretion. Any such award or payment shall be paid directly to Mortgagee and shall be applied first to reimburse Mortgagee for all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Mortgagee in connection with the ascertainment and collection of such award or payment. The balance, if any, of such award or payment received by Mortgagee with respect to a condemnation shall, in Mortgagee’s sole discretion, either (i) be retained and applied by Mortgagee toward payment of the Secured Obligations, in such order and manner as Mortgagee deems appropriate, or (ii) be paid over, in whole or in part and subject to such conditions as Mortgagee may impose, to Mortgagor for the purpose of restoring, repairing, or rebuilding any part of the Property affected by the taking or damage.

Notwithstanding the foregoing provisions of this Section 4.8, Mortgagee shall make any such award or payment available to Mortgagor for restoration of the Property, provided, and on the following conditions: (A) no Event of Default or monetary or material non-monetary Default shall have occurred and be continuing, (B) Mortgagor demonstrates to the reasonable satisfaction of Mortgagee that Mortgagor has the financial ability to pay all principal and interest required under the Note, and perform all of the other Secured Obligations, during the restoration of the Property from the proceeds of rent loss or business interruption insurance or otherwise, (C) the damage occurs prior to the last six (6) months of the term of the Loan and the restoration is capable of being completed prior to the stated maturity date of the Loan, (D) any condemnation award and other funds provided by Mortgagor for the restoration are released under escrow and construction funding arrangements reasonably satisfactory to Mortgagee, (E) the repair or restoration will return the Property to substantially the same size, design and utility as existed immediately prior to the damage, (F) in the event the condemnation award is insufficient to pay by itself for the restoration (as determined in good faith by Mortgagee), Mortgagor shall, prior to the commencement of any restoration work, deposit with Mortgagee within fifteen (15) days after the date on which the condemnation award is received by Mortgagee such additional funds as in the good faith opinion of Mortgagee are necessary to complete the restoration; (G) Mortgagor undertakes and covenants and agrees (in writing) with Mortgagee to fund any and all deficiencies within fifteen (15) days after being notified in writing thereof and prior to the distribution of any further portion of the condemnation award, so that at all times the funds held by Mortgagee and remaining to be disbursed for purposes of the restoration shall be sufficient to complete the work; (H) the annual income from the Leases that are in existence as of the date hereof or executed in accordance with the provisions of this Mortgage and that will survive the restoration or repair of the Property produce a Debt Service Coverage Ratio of not less than 1.2 to 1.0, and Mortgagor demonstrates to Mortgagee’s reasonable satisfaction that Mortgagor will be able to attain Debt Service Coverage Ratio of at least 1.2 to 1.0 from Leases that are in existence as of the date hereof or executed in accordance with the provisions of this Mortgage within six (6) months after completion of the restoration; and (I) if any site plan amendment, variance, special use permit or other similar special approval or consent is required from any government authority or any other Person for such repair or restoration, Mortgagor shall obtain and deliver to Mortgagee such site plan amendment, variance, special use permit or other similar special approval or consent within one hundred eighty (180) days following such taking or condemnation (but such one hundred eighty (180) day time period shall in all respects be subject to the foregoing provisions of this Section 4.8 and shall not extend or otherwise modify any time periods in such foregoing provisions). Mortgagee may, prior to the application of any condemnation award, commingle it with Mortgagee’s own funds and otherwise act with regard to such award as Mortgagee may determine in Mortgagee’s sole discretion. If Mortgagee applies the condemnation award to the Secured Obligations due to the failure of the conditions under clause (H) of this Section 4.8 to be satisfied, then Mortgagor may, upon written notice delivered to Mortgagee within thirty (30) days following such application of the condemnation award to the Secured Obligations, elect to prepay the full principal amount of the Loan and all other amounts due under the Loan Documents, together with all accrued but unpaid interest thereon, and all other Secured Obligations, without any prepayment premium or penalty, such prepayment to be made within one-hundred eighty (180) days following such application of the condemnation award; provided, however, that Mortgagor continues to pay and fulfill all of Mortgagor’s obligations under this Note, the Mortgage and the other Loan Documents up to and including the date of such full prepayment.

If this Mortgage has been foreclosed prior to Mortgagee’s receipt of such award or payment, Mortgagee may nonetheless retain such award or payment to the extent required to reimburse Mortgagee for all costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith, and to discharge any deficiency remaining with respect to the Secured Obligations.

Mortgagee will have no obligation to see to the proper application of any proceeds paid over to Mortgagor, nor will any such proceeds received by Mortgagee bear interest or be subject to any other charge for the benefit of Mortgagor. If such proceeds are deposited with Mortgagee, Mortgagee may, prior to the application of such proceeds, commingle them with Mortgagee’s own funds and otherwise act with regard to such proceeds as Mortgagee may determine in Mortgagee’s sole discretion.

4.9                                       Mechanics’ Liens. Mortgagor will keep the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record or bonded off within sixty (60) days after the recording thereof. Notwithstanding the preceding sentence, however, Mortgagor will not be deemed to be in default under this Section if and so long as Mortgagor (a) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, (b) provides Mortgagee with such security as Mortgagee may reasonably require to protect Mortgagee against all loss, damage and expense, including, without limitation, reasonable attorneys’ fees, which Mortgagee might incur if the asserted lien is determined to be valid (which security may, at the option of Mortgagor, be in the form of a bond over such lien, provided that such bond either removes any such lien of record or prevents the filing of any such lien of record).

4.10                                Defense of Actions. Mortgagor will defend, at Mortgagor’s expense, any action, proceeding or claim which affects any property encumbered hereby or any interest of Mortgagee in such property or in the Secured Obligations, and Mortgagor will indemnify and hold Mortgagee harmless from all loss, damage, cost, or expense, including attorneys’ fees, which Mortgagee may incur in connection therewith.

4.11                                Expenses of Enforcement. Mortgagor will pay all costs and expenses, which Mortgagee may incur in connection with any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Mortgagee’s rights and remedies under any of the Loan Documents, including, but not limited to, all attorneys’ fees, appraisal fees, consultants’ fees, and other expenses incurred by Mortgagee in securing title to or possession of, and realizing upon, any security for the Secured Obligations. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred) shall constitute part of the Secured Obligations, and may be included in the computation of the amount owed to Mortgagee for purposes of foreclosing or otherwise enforcing this Mortgage.

4.12                                Financial Reports. Mortgagor shall furnish to Mortgagee (a) within ninety (90) days following the end of each fiscal year of Mortgagor, Mortgagor’s quarterly and annual operating statements for the Property as of the end of and for the preceding quarter and fiscal year, as applicable, in each case prepared against the budget for such fiscal year, as may be applicable, (b) contemporaneously with the delivery of each of such operating statements of the Property, a rent roll certified, signed and dated by Mortgagor detailing the names of all tenants under the Leases, the portion of the improvements on the Property occupied by each tenant, the rent and any other charges payable under each Lease and the term of each Lease, (c) the annual balance sheet and profit and loss statement of Mortgagor and an annual balance sheet of each Guarantor and (d) the federal and state tax returns of each Guarantor not later than the date that is ten (10) days following the date that such federal and state tax returns are filed. The financial statements and reports described in (a) and (c) above shall be in such form and in such detail as Mortgagee may require, shall be prepared on a tax basis (with respect to Mortgagor only) and shall be certified as true and correct by Mortgagor or each Guarantor, as may be applicable (or if required by Mortgagee, after the occurrence of an Event of Default, by an independent certified public accountant acceptable to Mortgagee). Mortgagor shall file and pay its annual tax returns and taxes in a timely manner. Mortgagor shall also furnish or cause to be furnished to Mortgagee within forty-five (45) after Mortgagee’s request, any other financial reports or statements of Mortgagor, including, without limitation, balance sheets, profit and loss statements, tax returns (within fifteen (15) days after filing with the applicable governmental authority), other financial statements, and certified rent rolls, required under any of the Loan Documents, requested by any regulatory or governmental authority exercising jurisdiction over Mortgagee, certified as, true and correct by Mortgagor. Following the occurrence of any Event of Default, Mortgagor shall deliver to Mortgagee the items required in (a) and (b) above on a monthly basis. Mortgagor’s financial statements will be prepared by Shapiro, Goldstein and Moses, or Kimmel Blau or a reasonable comparable firm selected by Mortgagor, and reasonably approved by Mortgagee.

4.13                                Priority of Leases. To the extent Mortgagor has the right, under the terms of any Lease, to make such Lease subordinate to the lien hereof, Mortgagor will, at Mortgagee’s request and Mortgagor’s expense, take such action as may be reasonably required to effect such subordination. Conversely, Mortgagor will, at Mortgagee’s request and Mortgagor’s expense, take such action as may be necessary to subordinate the lien hereof to any future Lease designated by Mortgagee. The standard form of Lease used by Mortgagor shall provide that the Lease is subject and subordinate to the Mortgage and all future mortgages affecting the Property. Notwithstanding the preceding sentence, however, Mortgagee shall provide an SNDA, in Mortgagee’s standard form, for each Lease that does not require Mortgagee’s approval under this Mortgage or that has been approved by Mortgagee; provided, however, that if any tenant under any such Lease requests a different form of such an agreement or modifications to Mortgagee’s standard form of such agreement, then Mortgagee shall use commercially reasonable efforts to negotiate a form of such an agreement that is mutually acceptable to Mortgagee and such tenant. In no event, however, shall Mortgagee be required to enter into a form of such agreement that is not commercially reasonably acceptable to Mortgagee.

4.14                                Inventories; Assembly of Chattels. Mortgagor shall, from time to time at request of Mortgagee, deliver to Mortgagee a current inventory of the Chattels and the Intangible Personalty, in such detail as Mortgagee may require. Upon the occurrence of any Event of Default hereunder, Mortgagor will at Mortgagee’s request assemble the Chattels and make them available to Mortgagee at any place designated by Mortgagee which is reasonably convenient to both parties.

4.15                                Compliance with Laws, Existence, Etc. (a) Mortgagor shall comply in all material respects with all applicable laws, rules, regulations and orders and other governmental or quasi-governmental requirements and private covenants, such compliance to include, without limitation, maintaining all Permits and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Mortgagor or the Property. Mortgagor shall maintain all Permits necessary or desirable for the operation, ownership, use, development, occupancy and maintenance of the Property for its current use, and without limiting this covenant of Mortgagor, Mortgagor shall make application for renewals of any of the Permits prior to the expiration thereof. Mortgagor shall, promptly after receiving notice thereof, notify Mortgagee of any litigation, action, proceeding or investigation against Mortgagor or any Mortgagor Control Person or the Property before any court, governmental or quasi-governmental arbitrator or other authority and, upon reasonable request of Mortgagee, from time to time provide Mortgagee with status or other information in respect thereof. Mortgagor and each Mortgagor Control Person shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a limited liability company, corporation or other entity, as may be applicable, and to maintain its authorization to perform the obligations under the Loan Documents. Neither Mortgagor nor any Mortgagor Control Person shall amend or modify its organizational documents so as to contravene any of the Loan Documents or to prevent the observance of the obligations under the Loan Documents. Mortgagor and each Mortgagor Control Person shall comply in material respects with all applicable laws, rules, regulations and orders and other governmental or quasi-governmental requirements, and shall obtain all authorizations, approvals and consents from, and shall make all notices and filings with, any court, governmental, authority or regulatory body, in respect of its right and ability to perform, or cause the performance of, the obligations under the Loan Documents. Mortgagor shall maintain its status as “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(b)                                 Right to Contest. Notwithstanding any other provision of this Mortgage, Mortgagor will not be deemed to be in default solely by reason of Mortgagor’s failure to comply with any applicable law, rule, regulation or order so long as, in Mortgagee’s judgment, each of the following conditions is satisfied:

(i)                                     Mortgagor is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or applicability of such law, rule, regulation or order; and

(ii)                                  Noncompliance with any such law, rule, regulation or order will not result in the loss or forfeiture of any property encumbered hereby or any interest of Mortgagee therein or result in any fines or other punitive actions or any loss or impairment of insurance coverage; and

(iii)                               Mortgagor deposits with Mortgagee, as security for any payment or performance which may ultimately be required, a sum equal to the amount of any fine, assessment or charge plus the interest, penalties, and other costs which Mortgagee reasonably estimates are likely to become payable if Mortgagor’s contest is unsuccessful.

If Mortgagee determines that any one or more of such conditions is not satisfied or is no longer satisfied, then Mortgagor shall comply with the law, rule, regulation or order in question, within thirty (30) days after Mortgagee gives notice of such determination.

4.16                                Records and Books of Account. Mortgagor shall keep accurate and complete records and books of account, in which complete entries will be made, reflecting all financial transactions relating to the Property.

4.17                                Inspection Rights. At any reasonable time, and from time to time, upon not less than 24 hours prior notice from Mortgagee, Mortgagor shall permit Mortgagee, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect the Property and to discuss with Mortgagor the affairs, finances and accounts of Mortgagor. Mortgagor shall take all actions necessary or required under the Leases to effect such right of Mortgagee to inspect the Property.

4.18                                Change of Executive Offices. Mortgagor shall promptly notify Mortgagee if changes are made in the location of Mortgagor’s primary executive offices.

4.19                                Further Assurances; Estoppel Certificates. Mortgagor will execute and deliver to Mortgagee within ten (10) days after any request by Mortgagee, and pay the costs of preparation and recording thereof, any further documents which Mortgagee may reasonably request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations. Mortgagor will also, within ten (10) days after any request by Mortgagee, deliver to Mortgagee a signed and acknowledged statement certifying to Mortgagee, or to any proposed transferee of the Secured Obligations, (a) the balance of principal, interest, and other sums then outstanding under the Note and the other Loan Documents and (b) whether Mortgagor claims to have any offsets or defenses with respect to the Secured Obligations and, if so, the nature of such offsets or defenses.

4.20                                Costs of Closing. Mortgagor shall on demand pay directly or reimburse Mortgagee for any costs or expenses reasonably incurred in connection with the closing of the Loan, including, but not limited to, fees of counsel for Mortgagee and costs and expenses for which invoices were not available at the closing of such loan, or costs and expenses which are incurred by Mortgagee after such closing. All such costs and expenses (together with interest thereon at the Default Rate from the date of demand by Mortgagee) shall constitute a part of the Secured Obligations, and may be included in the computation of the amount owed to Mortgagee for purposes of foreclosing or otherwise enforcing this Mortgage.

4.21                                Fund for Electronic Transfer. All monthly payments of principal and interest on the Note, escrow deposits and other amounts due under this Mortgage or the other Loan Documents shall be made by Mortgagor by electronic funds transfer from a bank account established and maintained by Mortgagor for such purpose.

Mortgagor shall establish and maintain such account until the Secured Obligations are fully paid and shall direct the depository of such account in writing to so transmit such payments on or before the respective due dates to the account of Mortgagee as shall be designated by Mortgagee in writing.

4.22                                Use. Mortgagor shall use the Property solely for the operation of a warehouse and industrial office building and any other use consistent therewith and not otherwise in violation of any applicable laws and for no other use or purpose.

4.23                                Management. The Property shall be managed by Mortgagor or any Property Manager (as defined below). The Property shall not be managed by any Person other than Mortgagor, except under a management agreement delivered to, and approved by, Mortgagee (the “Management Agreement”) and with a property manager consented to by Mortgagee (the “Property Manager”). Any substitute or replacement Property Manager or any other change in Property Manager shall be subject to the prior written consent of Mortgagee in its sole discretion. Mortgagor shall not permit any amendment to or modification of any Management Agreement, or management of the Property by any Person other than Mortgagor or Property Manager, without the prior written consent of Mortgagee. Any such Property Manager shall execute a Subordination Agreement in respect of its Management Agreement in form and substance satisfactory to Mortgagee.

4.24                                Cash Management Lockbox.

(a)           At or prior to the closing of the Loan, Mortgagee and Mortgagor shall enter into the Cash Management Agreement, pursuant to which Mortgagor and Mortgagee shall establish a lockbox account (“Lockbox Account”) into which all proceeds and revenues from the Property will be deposited, and a cash collateral account (“Cash Collateral Account”), into which such proceeds and revenues may be swept pursuant to Section 4.24(f) below, at a bank (the “Lockbox Bank”) selected by Mortgagee, but reasonably acceptable to Mortgagor.

(b)           Mortgagor shall, or shall cause each tenant at the Property and all other persons and/or entities that make payments in respect of the Property, to remit all amounts due with respect to the Property directly to a lockbox maintained by the Lockbox Bank or to wire such amounts directly into the Lockbox Account. Mortgagor and the Property Manager shall promptly deposit into the Lockbox Account any checks or payments they receive from time to time, notwithstanding such instructions to the tenants and such other person and/or entities, and the Mortgagor and Property Manager shall hold any such checks or payments in trust for the benefit of Mortgagee until such checks or amounts are deposited into the Lockbox Account.

(c)           The Lockbox Bank and the Servicer retained by Mortgagee to service the Loan shall be authorized and empowered to endorse any and all checks from tenants solely for deposit into the Lockbox Account.

(d)           The Lockbox Account and the Cash Collateral Account shall be in the name of Mortgagee or Servicer, as secured party (or agent for secured party), and shall be under the sole dominion and control of Mortgagee. Mortgagor shall grant Mortgagee a first priority security interest in the Lockbox Account and Cash Collateral Account and shall take all actions requested by Mortgagee to perfect such security interest.

(e)                                  Amounts on deposit in the Lockbox Account shall be swept daily into an operating account (the “Operating Account”) maintained by Mortgagor unless and until Servicer receives notice from Mortgagee that a Triggering Event (as defined below) has occurred, in which event the cash flow sweep described in Section 4.24(f) below shall apply.

(f)                                   Upon the occurrence of any Triggering Event, Mortgagee, at its option, may cause Servicer to daily sweep 100% of all proceeds and revenues from the Property in the Lockbox Account into the Cash Collateral Account, and Mortgagee shall apply the same, to principal, interest and/or any other amounts due Mortgagee under the Loan Documents and to the costs and expenses of the operation and maintenance of the Property in such order as Mortgagee shall elect. Each of the following shall constitute a “Triggering Event”: (i) a Default under, and as defined in, the Loan Documents; (ii) an Event of Default under, and as defined in, the Loan Documents; or (iii) the Trigger Event Debt Service Coverage Ratio shall be less than 1.20 to 1.00.

(g)                                  With respect to the first two (2) Triggering Events only, following the cure of any Default or Event of Default (that is accepted by Mortgagee in its sole discretion) with respect to which Mortgagee has notified Servicer that a Triggering Event has occurred or provided that the Property and the Additional Properties have achieved a Trigger Event Debt Service Coverage Ratio of at least 1.20 to 1.00, for two (2) consecutive quarters, as applicable, and after Mortgagee has applied all proceeds and revenues as described above, Mortgagee will release all excess amounts remaining in the Cash Collateral Account to Mortgagor, and Servicer will resume sweeping proceeds from the Lockbox Account into the Operating Account as provided in Section 4.24(e) above. For the avoidance of doubt, Mortgagor shall have no right to cure a Triggering Event following the second Triggering Event and any subsequent Triggering Event shall continue until such time as all principal, interest and all other amounts due and payable to Mortgagee under this Mortgage and the other Loan Documents have been paid or repaid in full, as applicable.

4.25                                Single Purpose Entity. Mortgagor shall at all times be a Single Purpose Entity.

4.26                                General Indemnity. Mortgagor agrees that while Mortgagee has no liability to any Person in tort or otherwise as lender and that while Mortgagee is not an owner or operator of the Property, Mortgagor shall, at its sole cost and expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties (defined below) from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Secured Obligations, the Property (or any portion thereof), the Loan, or the Loan Documents, any and all claims for brokerage, leasing, finders or similar fees that may be made relating to the Property and the Secured Obligations, or the exercise by Mortgagee of any rights or remedies granted to Mortgagee pursuant to this Mortgage, the other Loan Documents or applicable law; provided, however, that the foregoing shall not apply (a) to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties or (b) to any disputes among the Indemnified Parties not caused in whole or in part by a breach of Mortgagor’s obligations under the Loan Documents. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property), costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including reasonable attorneys’ fees and all other costs of defense.

The term “Indemnified Parties” shall mean (a) Mortgagee, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (e) the heirs, legal representatives, successors and assigns of each of the foregoing. THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES THAT IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY.

4.27                                Reserve Agreements. Mortgagor covenants that it will fully comply with the terms of the Reserve Agreements.

4.28                                Environmental Escrow Agreement. Mortgagor shall promptly perform and comply with all of the obligations, covenants, conditions and prohibitions required of Mortgagor by the terms of the Environmental Escrow Agreement.

4.29                                Patriot Act.

(a)                                 Mortgagor hereby represents, warrants and covenants and agrees that: Mortgagor and Guarantors and their respective Affiliates (i) are not, and shall not become, a Person subject to, or with whom Mortgagee is restricted from doing business with under, regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)), executive order (including, without limitation, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Annex thereto collectively the (“Executive Order”)), or other governmental action relating to terrorism financing, terrorism support and/or otherwise relating to terrorism and (ii) are not and shall not engage in any dealings or transactions or otherwise become or be associated with Persons named on OFAC’s Specially Designated and Blocked Persons list or persons who commit terrorism or conspire to commit or support “terrorism” as defined in the Executive Order (any Person described in the preceding clause (i) or clause (ii) being referred to herein as “Prohibited Person”. Mortgagor hereby represents, warrants and covenants and agrees that: None of Mortgagor or Guarantors or their respective Affiliates, (x) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (y) has dealt or will deal in, or otherwise has engaged or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or any statutes referred to in this Section 4.29(a). Mortgagor covenants and agrees to deliver to Mortgagee any certification or other evidence requested from time to time by Mortgagee in its sole discretion, confirming Mortgagor’s compliance with this Section 4.29(a).

(b)                                 At all times throughout the term of the Loan, (a) none of the funds or other assets of Mortgagor or Guarantors shall constitute property of, shall be beneficially owned, directly or indirectly, by any government or other Person subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et. seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder or any other laws, regulations or executive orders administered by the Office of Foreign Assets Control with the result that an investment in Mortgagor (whether directly or indirectly), is prohibited by law or the Loan made by Mortgagee is in violation of law (“Embargoed Person”); (b) no Embargoed Person shall have any interest of any nature whatsoever in Mortgagor, with the result that the investment in Mortgagor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Mortgagor or Guarantors, as applicable, have been derived from any unlawful activity with result that the investment in Mortgagor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.30                                Anti-Money Laundering. Mortgagor represents and warrants that it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of a direct or indirect interest in Mortgagor, to assure that funds invested by such holders in Mortgagor are derived from legal sources (“Anti-Money Laundering Measures”). Mortgagor represents that the Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”). Mortgagor covenants that it shall take Anti-Money Laundering Measures in accordance with Anti-Money Laundering Laws with respect to each holder of a direct or indirect interest in Mortgagor. Mortgagor covenants that it shall take reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that Mortgagor is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking. Without limiting the foregoing provisions of this Section 4.30, at all times throughout the term of the Loan, none of the funds of Mortgagor or Guarantors, as applicable, that are used to repay the Loan shall be derived from any unlawful activity, with the result that the investment in Mortgagor (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.31                                Duty to Defend, Costs and Expenses. Upon request, whether Mortgagor’s obligation to indemnify Mortgagee arises under Section 4.26 above or elsewhere in the Loan Documents, Mortgagor shall defend the Indemnified Parties (in Mortgagor’s or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Mortgagor shall pay or, in the sole discretion of the Indemnified Parties, reimburse the Indemnified Parties for all Losses imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in Section 4.26 above and/or the enforcement or preservation of the Indemnified Parties’ rights under the Loan Documents.

Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Secured Obligations, (c) bear interest from the date of demand by Mortgagee at the Default Rate until paid, and (d) be secured by this Mortgage.

4.32                                Guarantor. Within thirty (30) days after the death of an individual Guarantor, Mortgagor shall notify Mortgagee in writing of such death and provide to Mortgagee the names and current financial statements of one or more substitute guarantors reasonably acceptable to Mortgagee: (A) whose net worth and financial condition is, in Mortgagee’s discretion, equivalent to or better than the deceased Guarantor based upon the financial statements and other financial information delivered to Mortgagee in respect of the individual that is the Guarantor immediately prior to such replacement, or (B) who are the heirs, devisees and beneficiaries of substantially all of the deceased Guarantor’s assets. Within sixty (60) days after the death of the individual Guarantor, each substitute guarantor(s) shall (i) deliver to Mortgagee the financial reports and statements required in Section 4.12 hereof and Section 12 of the Guaranty and (ii) execute and deliver to Mortgagee a guaranty and environmental indemnity agreement in substantially the same form as the Guaranty and Environmental Indemnity Agreement and such other instruments as Mortgagee may reasonably require in connection with such substitution.

ARTICLE 5

MORTGAGOR’S NEGATIVE COVENANTS

5.1                                       Waste and Alterations. Mortgagor will not commit or permit any waste with respect to the Property or the Chattels. Mortgagor shall not cause or permit any portion of the Property, including, but not limited to, any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, to be removed, demolished, or materially altered, without the prior written consent of Mortgagee, which may be granted or withheld in the sole reasonable discretion of Mortgagee. Mortgagor shall not change or cause to be changed any access to or egress from the Property by public streets, easements or rights of way.

5.2                                       Zoning and Private Covenants. Mortgagor will not initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the “zone lot” or “zone lots” (or similar zoning unit or units) presently comprising the Property, any transfer of development rights, any private restrictive covenant, or any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the express written consent of Mortgagee. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Mortgagor will not cause such use to be discontinued or abandoned without the express written consent of Mortgagee, and Mortgagor will use its best efforts to prevent the tenant under any Lease from discontinuing or abandoning such use.

5.3                                       Certain Covenants Regarding Leases.

(a)                                 Mortgagor will neither do, nor neglect to do, anything which may cause or permit the termination of any Lease of all or any part of the Property, or cause or permit the withholding or abatement of any rent payable under any such Lease.

(b)                                 Except as provided in Section 5.3(d) hereof, without Mortgagee’s prior written consent, which may be granted or withheld in Mortgagee’s sole discretion, Mortgagor shall not enter into or modify any Lease of all or any part of the Property. Any submission by Mortgagor for Mortgagee’s consent to a Lease or modification thereof shall be accompanied by a copy of such Lease or modification, a Lease abstract, a then-current rent roll for the Property, year-to-date and prior year operating statements for the Property and a cover letter requesting Mortgagee’s consent which contains a signature line on which Mortgagee may evidence its consent to such Lease or modification.

(c)                                  Except with the prior written consent of Mortgagee, which may be granted or withheld in Mortgagee’s sole discretion, Mortgagor shall not (i) collect Rent from all or any part of the Property for more than one month in advance, (ii) assign the Rents from the Property or any part thereof or (iii) consent to the cancellation or surrender of all or any part of any Lease, except that Mortgagor may in good faith terminate any Lease for nonpayment of rent or other material breach by the tenant.

(d)                                 Notwithstanding the foregoing provisions of this Section 5.3, Mortgagor shall have the right to enter into “Safe-Harbor Leases” (as hereinafter defined) without Mortgagee’s prior written consent. A “Safe-Harbor Lease” shall mean any proposed market Lease that meets the following criteria: (A) the base rent payable under such proposed Lease is not less than the base rent being paid being paid by the tenant occupying the space as of the date of this Mortgage; (B) the rentable area to be demised pursuant to such proposed Lease which, when combined with any other space in the Property leased to affiliated entities of the tenant under such proposed Lease, is less than 10,000 square feet, (C) such proposed Lease shall be for a term of no less than three (3) years and no greater than ten (10) years including any tenants extension options, and (D) such proposed Lease shall satisfy the additional leasing guidelines set forth below:

(i)                                     A Lease will qualify as a Safe-Harbor Lease when such Lease comes into effect, provided each of the following conditions, in addition to the conditions set forth above, are satisfied: (a) such Lease does not contain any options to purchase, or other rights to acquire, the Property or any portion thereof or interest therein, (b) such Lease does not contain any material restrictions on Mortgagor’s rights to lease the remaining portions of the Property not covered by such Lease, (c) such Lease does not contain any extraordinary, uncustomary and unduly burdensome landlord obligations (including obligations which an unaffiliated landlord would have difficulty performing), (d) such Lease is entered into on the standard form of Lease approved by Mortgagee, without material modification thereto and provided it conforms with the leasing guidelines and Lease provisions hereunder and under the other Loan Documents, (e) such Lease is entered into on arms-length terms and (f) not later than the date that is ten (10) days following the execution of such Lease or a modification or amendment of a Safe-Harbor Lease, Mortgagor shall provide Mortgagee with a certified copy of such Lease or such modification or amendment, together with (i) all other items required to be submitted with any Lease pursuant to Section 5.3(b), and (ii) a certificate certifying that the Lease (or, if applicable, such Lease together with such modification or amendment) is a Safe Harbor Lease as defined in this Mortgage and that the Lease (or, if applicable, such Lease together with such modification or amendment) satisfies in all material respects the requirements set forth herein to be a Safe Harbor Lease.

(ii)                                  For the avoidance of doubt, Mortgagor may (without the prior written consent of Mortgagee) enter into any modification or amendment of any Safe Harbor Leases so long as such Safe Harbor Lease shall remain a “Safe Harbor Lease” following such modification or amendment.

(iii)                               Mortgagee agrees that for any proposed Lease that does not qualify as a Safe Harbor Lease, for which Mortgagor is required to obtain Mortgagee’s consent thereto, Mortgagee will attempt to respond within ten (10) business days, and Mortgagee’s consent shall not be unreasonably withheld based upon market conditions. Mortgagor shall be permitted to submit a Lease summary term sheet, for purposes of obtaining Mortgagee’s approval, which sets out all of the economic terms of the proposed lease, as well as any deviations from Mortgagee approved standard form of lease. Mortgagee’s consent will be contingent on tenant signing the Mortgagee-approved standard form of lease. Mortgagee will not be obligated to enter into an SNDA for any tenant for which Mortgagor is requesting Mortgagee lease approval until such time as an executed Lease that complies with the provisions of this Mortgage is delivered to Mortgagee. If Mortgagee has failed to respond to the written request for consent of a proposed Lease after five (5) business days after its receipt thereof, together with any additional information that Mortgagee may reasonably require to evaluate such proposed Lease, and Mortgagor has provided a subsequent five (5) business days written notice to Mortgagee requesting consent, each notice marked with a legend in bold capital letters stating: MORTGAGEE SHALL BE DEEMED TO HAVE CONSENTED TO THE MATTER CONTAINED HEREIN IF IT FAILS TO RESPOND TO THIS REQUEST FOR CONSENT WITHIN 10/5 (as applicable) BUSINESS DAYS AFTER THE DATE HEREOF, then Mortgagee shall be deemed to have consented to the same.

(e)                                  Mortgagor shall provide Mortgagee with a certified rent roll, on an annual basis, certifying to Mortgagee the following items: (a) name of tenant, (b) date of Lease, (c) rentable square footage, (d) space or unit number, (e) commencement and expiration dates, (f) commencement date of rental payments, (g) monthly base rent, (h) rent abatements (if any), (i) rent escalations, (j) all other rent items (including reimbursable expenses), (k) percentage rent breakpoint (if any), (l) expense stop (if applicable), (m) deposits, (n) guarantor (if any), (o) date of guaranty (if any), (p) options to purchase, extend, expand, renew and/or terminate, (q) operating covenant “Go Dark” rights, (r) co-tenancy clause and (s) any unextinguished tenant concessions.

5.4                                       Transfer or Further Encumbrance of Property.

(a)                                 Except as provided in Sections 5.4(b) and 5.4(c) hereof, without Mortgagee’s prior written consent, which consent may be granted or withheld in Mortgagee’s sole and absolute discretion, Mortgagor shall not (a) directly or indirectly sell, assign, convey, transfer or otherwise dispose of any legal, beneficial or equitable interest in all or any part of the Property, (b) permit or suffer any owner, directly or indirectly, voluntarily or involuntarily, of any direct or indirect ownership or beneficial interest in the Property or Mortgagor to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise, or (c) mortgage, pledge, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of the Property or Mortgagor or any direct or indirect legal beneficial or equitable interest in the Property or Mortgagor.

(b)                                 Notwithstanding the provisions of Section 5.4(a), Paul Cooper, Jeffrey Ravetz, Louis Sheinker and Jeffrey Wu (individually known as a “Principal”, and, collectively, known as the “Principals”) may transfer their respective interests in Mortgagor without violating the provisions of Section 5.4(a), provided that each of the following conditions (the “Transfer Conditions”) are satisfied with respect to each such transfer:

(i)                                     The Principals, any lineal descendant of any Principal, any spouse of any Principal or any such lineal descendant, and/or one or more of or any combination of the foregoing, continue to be in control and be the managers or managing members of the Borrowers, and the Principals, any lineal descendant of any Principal, any spouse of any Principal or any such lineal descendant, any trust for the benefit of one or more of the foregoing, any other entity wholly owned by one or more of the foregoing, and/or one or more of or any combination of the foregoing, continue to own, directly or indirectly, not less than twenty percent (20%) of the ownership interests in the Borrowers;

(ii)                                  There is no Event of Default at the time of such transfer;

(iii)                               If a change in the Property Manager for the Property (not a change in the manager or managing member of Mortgagor) will result from such transfer, Mortgagor shall enter into a Management Agreement with a Property Manager that has reasonably satisfactory experience operating and leasing property similar to the Property and that has a term no greater than one (1) year, may be cancelled on 30-days written notice (without cause and without any cancellation fee or charge), and which provides that the Property Manager shall subordinate its fees to the payment of the Loan, and otherwise complies with the terms of the Loan Documents (including, without limitation, Section 4.23 hereof);

(iv)                              Such Principal shall transfer an equal percentage of such Principal’s ownership interest in each of the other Borrowers such that each of the Principals’ percentage ownership interests of each of the Borrowers (including, without limitation, Mortgagor) shall be identical in respect of each other Borrower (including, without limitation, Mortgagor) both prior to and following any such transfer;

(v)                                 At least thirty (30) days prior to such transfer (except in the event of death), Mortgagor shall provide Mortgagee with a certificate signed by all of the managers or managing members of Mortgagor certifying that no Event of Default exists under the Loan Documents and that the transferee and Mortgagor are in compliance with clauses (i), (ii), (iii) and (iv) above, which certificate shall attach written notice to Mortgagee of all of the material provisions of such transfer including, without limitation, the proposed date of such transfer, and the name and address of the proposed parties to such transfer, their relationship to Paul Cooper, Jeffrey Ravetz and Louis Sheinker and a copy of the transfer documents, a copy of the organizational documents of the entities affected by such transfer, as amended, a revised structure chart showing the ownership interests of each of the Borrowers following such transfer and any other information that Mortgagee may reasonably request.

If any of the representations in such certificate prove to be untrue, the same shall be an Event of Default under each of the Loan Documents;

(vi)                              Mortgagor shall provide Mortgagee with reasonable evidence that such transfer shall not affect or impair Mortgagee’s security and rights under the Loan Documents (including, without limitation, the Additional Loan Documents), or other guaranty or undertaking relating to the Secured Obligations, including without limitation, the Guaranty Agreement and the Environmental Indemnity Agreement;

(vii)                           Paul Cooper, Jeffrey Ravetz and Louis Sheinker, if living, shall remain Guarantors, subject to the provisions of Section 4.32, and if pursuant to Section 4.32, any one or more of such Guarantors has been replaced, such replacement Guarantor shall remain a Guarantor subject to the provisions of Section 4.32; and

(viii)                        Mortgagor shall pay for all of Mortgagee’s costs and expenses associated with such transfer, including without limitation, attorney’s fees charged by Mortgagee’s staff counsel or special counsel, whether or not such transfer is consummated.

Notwithstanding anything to the foregoing, transfers of title or interests (including membership interests) under any trust or will or testament or applicable laws of descent or intestacy shall be permitted so long as the provisions of paragraph (i) of this Section 5.4(b) are satisfied. Notwithstanding anything contained herein to the contrary, membership interest in Mortgagor may be freely transferred between the Principals, any lineal descendent of any Principals, any spouse of any Principal or any such lineal descendent, and/or one or more of any combination of the foregoing, without Mortgagee’s consent, (i) provided any of the Principals individually or all of the Principals together continue to be in control and manage each of the Borrowers, and (ii) the Principals, either individually or together, shall maintain a minimum of 5% ownership interest in each of the Borrowers.

5.5                                       Further Encumbrance of Chattels. Mortgagor will neither create nor permit any lien, security interest or encumbrance against the Chattels or Intangible Personalty or any part thereof or interest therein, other than the liens and security interests created by the Loan Documents, without the prior written consent of Mortgagee, which may be withheld for any reason.

5.6                                       Assessments Against Property. Unless required by law, Mortgagor will not, without the prior written approval of Mortgagee, which may not be unreasonably withheld, consent to the creation of any so-called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or unless required by law, consent to the occurrence of any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property, and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Mortgagor or any other Person include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Mortgagee’s express written consent, the rights of Mortgagee in the Property pursuant to this Mortgage or following any foreclosure of this Mortgage, and the rights of any Person to whom Mortgagee might transfer the Property following a foreclosure of this Mortgage, shall be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.

5.7                                       Transfer or Removal of Chattels or Intangible Personalty. Mortgagor will not sell, transfer or remove from the Property all or any part of the Chattels, unless the items sold, transferred, or removed are simultaneously replaced with similar items of equal or greater value.

5.8                                       Change of Name. Mortgagor will not change the name under which Mortgagor does business, or adopt or begin doing business under any other name or assumed or trade name, without first notifying Mortgagee of Mortgagor’s intention to do so and delivering to Mortgagee such executed modifications or supplements to this Mortgage (and to any financing statement which may be filed in connection herewith) as Mortgagee may require.

5.9                                       Improper Use of Property or Chattels. Mortgagor will not use the Property or the Chattels for any purpose or in any manner which violates any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.

5.10                                ERISA. Mortgagor shall not engage in any transaction which would cause the Note (or the exercise by Mortgagee of any of its rights under the Loan Documents) to be a non-exempt, prohibited transaction under ERISA (including for this purpose the parallel provisions of Section 4975 of the Internal Revenue Code of 1986, as amended), or otherwise result in Mortgagee being deemed in violation of any applicable provisions of ERISA. Mortgagor shall indemnify, protect, defend, and hold Mortgagee harmless from and against any and all losses, liabilities, damages, claims, judgments, costs, and expenses (including, without limitation attorneys’ fees and costs incurred in the investigation, defense, and settlement of claims and in obtaining any individual ERISA exemption or state administrative exception that may be required, in Mortgagee’s sole and absolute discretion) that Mortgagee may incur, directly or indirectly, as the result of the breach by Mortgagor of any warranty or representation set forth in Section 3.3(bb) hereof or the breach by Mortgagor of any covenant contained in this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Mortgage and shall not be subject to the limitation on personal liability described in the Note.

5.11                                Use of Proceeds. Mortgagor will not use any funds advanced by Mortgagee under the Loan Documents for household or agricultural purposes, to purchase margin stock, or for any purpose prohibited by law.

5.12                                Entity Organization. Mortgagor shall own and hold the Property and the Rents therefrom, and the Chattels and Intangible Personalty as Mortgagor’s sole assets. Mortgagor shall not engage in any business other than the ownership, management and operation of the Property, Chattels and Intangible Personalty. Mortgagor shall not guarantee or otherwise become liable for, or pledge its assets to secure, the Indebtedness or obligations of any other Person. Mortgagor shall not incur any other Indebtedness other than amounts owed to trade creditors in the ordinary course of business.

ARTICLE 6

EVENTS OF DEFAULT

Each of the following events will constitute an event of default (an “Event of Default”) under this Mortgage and under each of the other Loan Documents:

6.1                                       Failure to Pay Note or Other Amounts.

(a)                                 Any failure to pay when due any interest, principal or other amount in a sum certain under this Mortgage or under any of the other Loan Documents for which sum there is a scheduled date for payment or for which there is a date certain for payment.

(b)                                 Any failure to pay within ten (10) days following demand by, Mortgagee for any amount other than any amount described in Section 6.1(a) above.

6.2                                       Violation of Certain Covenants. The occurrence of any violation of any covenant contained in Sections 4.24, 4.25, 4.26, 4.29, 4.30, 4.32, 5.3, 5.4, 5.5 or 5.7.

6.3                                       Other Obligations. The failure of Mortgagor to properly perform any obligation contained herein or in any of the other Loan Documents (other than (i) the obligation to make payments under the Note or the other Loan Documents and (ii) other obligations under the Loan Documents covered by other provisions of this Article 6) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Mortgagee to Mortgagor; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Mortgagor commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for one hundred twenty (120) days after such written notice to Mortgagor.

6.4                                       Levy Against Property. The levy against the Property, Chattels or Intangible Personalty, of any execution, attachment, sequestration or other writ that shall remain unvacated, or not set aside, or unstayed, for thirty (30) days.

6.5                                       Liquidation. The liquidation, termination or dissolution of any Mortgagor Control Person.

6.6                                       Appointment of Receiver. The appointment of a trustee, receiver or liquidator for the assets, or any part thereof, of any Mortgagor Control Person, that is not dismissed on or prior to the date that is sixty (60) days following the date of any such appointment.

6.7                                       Assignments. The making by any Mortgagor Control Person of a transfer in fraud of creditors or an assignment for the benefit of creditors.

6.8                                       Order for Relief. The entry in bankruptcy of an order for relief for or against any Mortgagor Control Person.

6.9                                       Bankruptcy. The filing of any petition (or answer admitting the material allegations of any petition), or other pleading, seeking entry of an order for relief for or against any Mortgagor Control Person as a debtor or bankrupt or seeking an adjustment of any of such parties’ debts, or any other relief under any state or federal bankruptcy, reorganization, debtor’s relief or insolvency laws now or hereafter existing, including, without limitation, a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any such party in any bankruptcy or reorganization proceeding, or the act of any of such parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any such parties, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to Mortgagee herein, or in any other document executed in connection herewith, and any such petition, if involuntary, is not dismissed within ninety (90) days following the filing thereof.

6.10                                Misrepresentation. If any representation or warranty made by any Mortgagor Control Person, herein, or in any of the other Loan Documents, any certificate delivered to Mortgagee under or in connection with any of the Loan Documents, or any other instrument or document modifying, renewing, extending, evidencing, securing or pertaining to the Loan is false, misleading or erroneous in any material respect at the time when made.

6.11                                Judgments. The failure of any Mortgagor Control Person to pay any money judgment in excess of $25,000.00 against any such party before the expiration of thirty (30) days after such judgment becomes final and no longer appealable.

6.12                                Admissions Regarding Debts. The admission of any Mortgagor Control Person, in writing, of any such party’s inability to pay such party’s debts as they become due.

6.13                                Assertion of Priority. The assertion of any claim of priority over this Mortgage, by title, lien, or otherwise, unless Mortgagor within thirty (30) days after such assertion either causes the assertion to be withdrawn or provides Mortgagee with such security as Mortgagee may require to protect Mortgagee against all loss, damage, or expense, including attorneys’ fees, which Mortgagee may incur in the event such assertion is upheld.

6.14                                Other Loan Documents. The occurrence of any default by Mortgagor or Guarantors, after the lapse of any applicable notice, grace or cure period, or the occurrence of any event or circumstance defined as or deemed to be an “Event of Default”, under this Mortgage, the Affiliate Guaranty or any of the other Loan Documents, including, without limitation, the Additional Loan Documents.

6.15                                Other Liens. The occurrence of any default after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any consensual lien encumbering the Property or any part thereof or interest therein, or any document or instrument evidencing obligations secured thereby; provided, however, that nothing in this Section 6.15 shall be deemed to permit any such consensual lien to be executed by Mortgagor or any other Person.

6.16                                Other Indebtedness. The occurrence of any default after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any Indebtedness incurred or owing by Mortgagor, or any document or instrument evidencing any obligation to pay such Indebtedness.

ARTICLE 7

MORTGAGEE’S REMEDIES

Immediately upon or any time that an Event of Default exists, Mortgagee may exercise any remedy available at law or in equity, including, but not limited to, those listed below and those listed in the other Loan Documents, in such sequence or combination as Mortgagee may determine in Mortgagee’s sole discretion:

7.1                                       Performance of Defaulted Obligations. Mortgagee may make any payment or perform any other obligation under the Loan Documents which either Mortgagor or any Guarantor has failed to make or perform, and Mortgagor hereby irrevocably appoints Mortgagee as the true and lawful attorney-in-fact for Mortgagor to make any such payment and perform any such obligation in the name of Mortgagor. All payments made and expenses (including attorneys’ fees) incurred by Mortgagee in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Mortgagor to Mortgagee. In lieu of advancing Mortgagee’s own funds for such purposes, Mortgagee may use any funds of Mortgagor which may be in Mortgagee’s possession, including, but not limited to, insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums or other purposes.

7.2                                       Specific Performance and Injunctive Relief. Notwithstanding the availability of legal remedies, Mortgagee will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Mortgagor or Guarantors to cure or refrain from repeating any Default.

7.3                                       Acceleration of Secured Obligations. Mortgagee may, without notice or demand, declare all of the Secured Obligations immediately due and payable in full.

7.4                                       Suit for Monetary Relief. Subject to the non-recourse provisions of the Note, with or without accelerating the maturity of the Secured Obligations, Mortgagee may sue from time to time for any payment due under any of the Loan Documents, or for money damages resulting from Mortgagor’s default under any of the Loan Documents.

7.5                                       Possession of Property. To the extent permitted by law, Mortgagee may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property, and may lease or rent all or any part of the Property, either in Mortgagee’s name or in the name of Mortgagor, and may collect the rents, issues, and profits of the Property. Any revenues collected by Mortgagee under this Section will be applied first toward payment of all expenses (including attorneys’ fees) incurred by Mortgagee, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the Secured Obligations in such order and manner as Mortgagee may elect in its sole discretion.

7.6                                       Enforcement of Security Interests. Mortgagee may exercise all rights of a secured party under the Code with respect to the Chattels and the Intangible Personalty, including but not limited to taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Mortgagee’s giving of such notice to Mortgagor at least five (5) days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made.

7.7                                       Foreclosure Against Property.

(a)                                 Mortgagee may:

(i)                                     institute proceedings for the complete foreclosure of this Mortgage, in which case the Property may be sold for cash or credit in one or more parcels, and in such order as Mortgagee shall determine;

(ii)                                  with or without entry and, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Secured Obligations then due and payable, subject to the lien of this Mortgage continuing unimpaired and without loss of priority so as to secure the balance of the Secured Obligations not then due; and

(iii)                               sell the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Mortgage shall continue as a lien on the remaining portion of the Property.

Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Note or this Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its sole discretion may elect.

(b)                                 All fees, costs and expenses of any kind incurred by Mortgagee in connection with foreclosure of this Mortgage, including, without limitation, the costs of any appraisals of the Property obtained by Mortgagee, the cost of any title reports or abstracts, all costs of any receivership for the Property advanced by Mortgagee, and all attorneys’ and consultants’ fees and expenses incurred by Mortgagee, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Mortgagor to Mortgagee at any foreclosure sale.

(c)                                  The proceeds of any sale under this Section shall be applied:

First: To the payment of the costs and expenses of any such sale, including, without limitation, compensation to Mortgagee, its agents and counsel, and of any judicial proceedings, including, without limitation, the costs and legal expenses of Mortgagee in foreclosing or otherwise enforcing this Mortgage, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Rate, and all taxes or assessments, except any taxes, assessments or other charges subject to which the Property shall have been sold.

Second: To the payment of the whole amount of the Secured Obligations then due, owing or unpaid, with interest on the unpaid Secured Obligations at the Default Rate from and after the happening of any Event of Default until the same is paid.

Third: To the payment of any other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, the Note and all other Loan Documents.

Fourth: To the payment of the surplus, if any, to whosoever may be lawfully entitled to receive the same.

Mortgagee and any receiver or custodian of the Property or any part thereof shall be liable to account for only those rents, issues and profits actually received by it.

(d)                                 Mortgagee may adjourn from time to time any sale to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(e)                                  Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Section 7.7, Mortgagee, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons or entities with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 7.7, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons or entities claiming or who may claim the same, or any part thereof, either from, through or under Mortgagor.

(f)                                   Upon sale made under or by virtue of this Section 7.7 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Mortgagee may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may take settlement for the purchase price by crediting upon the Secured Obligations the net sale price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

(g)                                  Subject to the provisions of Section 18 of the Note and Section 9.21 of this Mortgage, the obligation of this Mortgage and of the Note shall continue until the Secured Obligations are paid in full notwithstanding any action or actions or partial foreclosure which may be brought to recover any amount or amounts for installments of principals interest, taxes, assessments, water and sewer charges, rents and rates or insurance or other sums or charges due and payable under the provisions of this Mortgage.

(h)                                 No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before, and notwithstanding any statutory rate of interest applicable with respect to judgments, after the entering of execution of any judgment, the Secured Obligations shall bear interest at the Default Rate until the Secured Obligations shall have been paid in full.

(i)                                     In the event of a foreclosure of this Mortgage or the succession by Mortgagee to the interests of Mortgagor hereunder, the purchaser of the Property or such successor shall succeed to all rights of Mortgagor, including any right to proceeds of insurance and to unearned premiums, and in and to all policies or certificates of insurance assigned and delivered to Mortgagee pursuant to this Mortgage.

(j)                                    Any assignee of this Mortgage and the Note shall take the same free and clear of all offsets, counterclaims and defenses of any nature (except for payments actually made) whatsoever which Mortgagor may have against any assignor of this Mortgage and the Note and no such offset, counterclaim or defense (except for payments actually made) shall be interposed or asserted by Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage and/or the Note and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mortgagor.

(k)                                 In any action or proceeding to foreclose this Mortgage, or to recover or collect the Secured Obligations, the provisions of law respecting the recovery of costs, disbursements and allowances shall also be applicable.

(l)                                     Nothing in this Section dealing with foreclosure procedures or specifying particular actions to be taken by Mortgagee shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by New York law, and any such inconsistency shall be resolved in favor of New York law applicable at the time of foreclosure.

7.8                                       Appointment of Receiver. To the extent permitted by law, Mortgagee shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any person liable therefor, to the appointment of a receiver for the Property upon ex-parte application to any court of competent jurisdiction. Mortgagor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and its agents shall be empowered, but shall not be obligated, to (a) take possession of the Property and any businesses conducted by Mortgagor or any other person thereon and any business assets used In connection therewith, (b) exclude Mortgagor and Mortgagor’s agents, servants, and employees from the Property, (c) collect the rents, issues, profits, and income therefrom, (d) complete any construction which may be in progress, (e) do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally do anything which Mortgagor could legally do if Mortgagor were in possession of the Property. All expenses incurred by the receiver or its agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Mortgagee, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Secured Obligations in such order or manner as Mortgagee may in its sole discretion elect or in such other manner as the court may direct. Unless sooner terminated with the express consent of Mortgagee, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.

7.9                                       Right to Make Repairs, Improvements. Should any part of the Property come into the possession of Mortgagee, after an Event of Default, Mortgagee may, but shall not be obligated, to use, operate, and/or make repairs, alterations, additions and improvements to the Property for the purpose of preserving it or its value. Mortgagor covenants to promptly reimburse and pay to Mortgagee, at the place where the Note is payable, or at such other place as may be designated by Mortgagee in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Mortgagee in connection with its custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Mortgagee at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Secured Obligations. It is agreed, however, except to the extent arising out of the gross negligence or willful misconduct of Mortgagee or its agents, that the risk of accidental loss or damage to the Property is undertaken by Mortgagor and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

7.10                                Surrender of Insurance. Mortgagee may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Secured Obligations and, in connection therewith, Mortgagor hereby appoints Mortgagee (or any officer of Mortgagee), as the true and lawful agent and attorney-in-fact for Mortgagor (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.

7.11                                Prima Facie Evidence. Mortgagor agrees that, in any assignments, deeds, bills of sale, notices of sale, or postings, given by Mortgagee, any and all statements of fact or other recitals therein made as to the identity of Mortgagee, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Secured Obligations, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, and without being limited by the foregoing, as to any other act or thing having been duly done by Mortgagee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state facts and are without further question to be so accepted, and Mortgagor does hereby ratify and confirm any and all acts that Mortgagee may lawfully do by virtue hereof.

7.12                                Rights to Funds Held Pursuant to the Reserve Agreements. Mortgagee may, in accordance with the Reserve Agreements, apply all or any portion of the funds by Mortgagee or its Servicer pursuant to the Reserve Agreements, or any other reserve or escrow account, to any and all of the Secured Obligations in such order of priority as Mortgagee shall elect in its sole and absolute discretion.

7.13                                Remedies Under Other Loan Documents. Mortgagee may exercise any right or remedy provided for in any of the other Loan Documents, including, without limitation, the Additional Loan Documents.

ARTICLE 8

ASSIGNMENT OF LEASES AND RENTS

8.1                                       Assignment of Leases and Rents. Mortgagor hereby unconditionally and absolutely grants, transfers and assigns unto Mortgagee all Rents now or hereafter due or payable for the occupancy or use of the Property, and all Leases, whether written or oral, with all security therefor, including all guaranties thereof, now or hereafter affecting the Property; reserving unto Mortgagor, however, a license to collect and retain such Rents and all security for the Leases prior to the occurrence of any Event of Default. Such license shall be revocable by Mortgagee without notice to Mortgagor at any time that an Event of Default exists. Mortgagor represents that the Rents and the Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this assignment be sold, assigned, transferred or set over by Mortgagor or by any person or persons whomsoever; and Mortgagor has good right to sell, assign, transfer and set over the same and to grant to and confer upon Mortgagee the rights, interest, powers and authorities herein granted and conferred.

Failure of Mortgagee at any time or from time to time to enforce the assignment of Rents and Leases under this Section shall not in any manner prevent its subsequent enforcement, and Mortgagee is not obligated to collect anything hereunder, but is accountable only for sums actually collected.

8.2                                       Further Assignments. Mortgagor shall give Mortgagee at any time upon demand any further or additional forms of assignment or transfer of such Rents, Leases and security as may be reasonably requested by Mortgagee, and shall deliver to Mortgagee executed copies of all such Leases and security.

8.3                                       Application of Rents. Mortgagee shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for its services or that of its agents in collecting such monies. Any monies received by Mortgagee hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of the delinquency, such application to be in such order as Mortgagee may determine. The acceptance of this Mortgage by Mortgagee or the exercise of any rights by it hereunder shall not be, or be construed to be, an affirmation by it of any Lease nor an assumption of any liability under any Lease.

8.4                                       Collection of Rents. Upon or at any time that an Event of Default exists, Mortgagee may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, (a) enter upon, take possession of, manage and operate the Property, or any part thereof (including without limitation making necessary repairs, alterations and improvements to the Property); (b) make, cancel, enforce or modify Leases (and any guaranties thereof); (c) obtain and evict tenants; (d) fix or modify Rents; (e) do any acts which Mortgagee deems reasonably proper to protect the security thereof and (f) either with or without taking possession of the Property, in its own name sue for or otherwise collect and receive such Rents, including those past due and unpaid. In connection with the foregoing, Mortgagee shall be entitled and empowered to employ attorneys, and management, rental and other agents in and about the Property and to effect the matters which Mortgagee is empowered to do, and in the event Mortgagee shall itself effect such matters, Mortgagee shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Mortgagee or such persons shall be additional Secured Obligations. Mortgagee may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’ and agents’ fees, charges, costs and expenses, as aforesaid, upon any Secured Obligations, and in such order as Mortgagee may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Note or this Mortgage or invalidate any act done pursuant to such notice.

8.5                                       Authority of Mortgagee. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Mortgagee hereunder without investigating the reason for any action taken by Mortgagee, or the validity or the amount of Secured Obligations owing to Mortgagee, or the existence of any default in the Note or this Mortgage, or under or by reason of this assignment of Rents and Leases, or the application to be made by Mortgagee of any amounts to be paid to Mortgagee. The sole signature of Mortgagee shall be sufficient for the exercise of any rights under this assignment and the sole receipt of Mortgagee for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rentals collected under this assignment of Rents and Leases shall be drawn to the exclusive order of Mortgagee.

8.6                                       Indemnification of Mortgagee. Nothing herein contained shall be deemed to obligate Mortgagee to perform or discharge any obligation, duty or liability of any lessor under any Lease of the Property, and Mortgagor shall and does hereby indemnify and hold Mortgagee harmless from any and all liability, loss or damage which Mortgagee may or might incur under any Lease or by reason of the assignment; and any and all such liability, loss or damage incurred by Mortgagee, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Mortgagee in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Mortgagor shall reimburse Mortgagee therefor on demand.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1                                       Time of the Essence. Time is of the essence with respect to all provisions of the Loan Documents.

9.2                                       Joint and Several Obligations. If Mortgagor is more than one person or entity, then: (a) all Persons comprising Mortgagor are jointly and severally liable for all of the Secured Obligations; (b) all representations, warranties, and covenants made by Mortgagor shall be deemed representations, warranties, and covenants of each of the Persons comprising Mortgagor; (c) any breach, Default or Event of Default by any of the Persons comprising Mortgagor hereunder shall be deemed to be a breach, Default, or Event of Default of Mortgagor; (d) any reference herein contained to the knowledge or awareness of Mortgagor shall mean the actual or constructive knowledge or awareness of the Guarantors; and (e) any event creating personal liability of any of the Persons comprising Mortgagor shall create personal liability for all such Persons.

9.3                                       Waiver of Homestead and Other Exemptions. To the extent permitted by law, Mortgagor hereby waives all rights to any homestead or other exemption to which Mortgagor would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law. Mortgagor hereby waives any right it may have to require Mortgagee to marshal all or any portion of the security for the Secured Obligations, Notwithstanding the existence of interests in the Property, Chattels or Intangible Personalty other than that created by this Mortgage, and notwithstanding any other provision of this Mortgage, upon an Event of Default, to the extent permitted by applicable law, Mortgagee shall have the right, in Mortgagee’s sole discretion, to determine the order in which the Property, Chattels or Intangible Personalty shall be subjected to the remedies provided in this Mortgage and to determine the order in which all or any part of the Indebtedness secured by this Mortgage is satisfied from the proceeds realized upon the exercise of the remedies provided in this Mortgage.

9.4                                       Non Recourse; Exceptions to Non-Recourse. Except as expressly set forth in Section 18 of the Note and Section 9.21 of this Mortgage, the recourse of Mortgagee with respect to the obligations evidenced by the Note, this Mortgage and the other Loan Documents (except for the Guaranty and the Environmental Indemnity Agreement) shall be solely to the Property, Chattels and Intangible Personalty, and any other collateral given as security for the Note.

9.5                                       Rights and Remedies Cumulative. Mortgagee’s rights and remedies under each of the Loan Documents are cumulative of the rights and remedies available to Mortgagee under each of the other Loan Documents and those otherwise available to Mortgagee at law or in equity. No act of Mortgagee shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Mortgagee.

9.6                                       No Implied Waivers. Mortgagee shall not be deemed to have waived any provision of any Loan Document unless such waiver is in writing and is signed by Mortgagee. Without limiting the generality of the preceding sentence, neither Mortgagee’s acceptance of any payment with knowledge of a Default by Mortgagor, nor any failure by Mortgagee to exercise any remedy following a Default by Mortgagor shall be deemed a waiver of such Default, and no waiver by Mortgagee of any particular Default on the part of Mortgagor shall be deemed a waiver of any other Default or of any similar Default in the future.

9.7                                       No Third Party Rights. No person shall be a third party beneficiary of any provision of any of the Loan Documents. All provisions of the Loan Documents favoring Mortgagee are intended solely for the benefit of Mortgagee, and no third party shall be entitled to assume or expect that Mortgagee will not waive or consent to modification of any such provision in Mortgagee’s sole discretion.

9.8                                       Preservation of Liability and Priority. Without affecting the liability of Mortgagor or of any other person (except a person expressly released in writing) for payment and performance of all of the Secured Obligations, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, and without impairing in any way the priority of this Mortgage over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof, Mortgagee may, either before or after the maturity of the Note, and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Secured Obligations; (b) make any agreement altering the terms of payment or performance of all or any of the Secured Obligations; (c) exercise or refrain from exercising, or waive, any right or remedy which Mortgagee may have under any of the Loan Documents; (d) accept additional security of any kind for any of the Secured Obligations; or (e) release or otherwise deal with any real or personal property securing the Secured Obligations.

Any person acquiring or recording evidence of any interest of any nature in the Property, the Chattels, or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof; to have agreed and consented to any or all such actions by Mortgagee.

9.9                                       Subrogation of Mortgagee. Mortgagee shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Mortgagee under the Loan Documents, regardless of whether such previous encumbrance has been released of record.

9.10                                Notices. Any notice, consent or approval required or permitted to be given by Mortgagor or Mortgagee under this Mortgage shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first Business Day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third Business Day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Mortgagor:

c/o Lighthouse Real Estate Management LLC

60 Hempstead Avenue, Suite 718

West Hempstead, New York 11552

Attention: Paul Cooper

With a copy to:

Schiff Hardin LLP

623 Fifth Avenue, 28th Floor

New York, New York 10022

Attention: Christine McGuinness, Esq.

If to Mortgagee:

First SunAmerica Life Insurance Company

1 SunAmerica Center

Century City

Los Angeles, California 90067-6022

Attention: Director-Mortgage Lending and Real Estate

with a copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022-2585

Attention: Andrew L. Jagoda, Esq.

Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section.

9.11                                Defeasance. Upon payment and performance in full of all of the Secured Obligations, Mortgagee will, at the sole cost and expense of Mortgagor, execute and deliver to Mortgagor such documents as may be required to release this Mortgage of record or in accordance with Section 10.8 hereof, to assign this Mortgage as directed by Mortgagor.

9.12                                Illegality. If any provision of this Mortgage is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Mortgage, the legality, validity, and enforceability of the remaining provisions of this Mortgage shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Mortgage a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Mortgage shall be invalid or unenforceable as to any part of the Secured Obligations, then the unsecured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations.

9.13                                Usury Savings Clause. It is expressly stipulated and agreed to be the intent of Mortgagee and Mortgagor at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the loan evidenced thereby, or if acceleration of the maturity of the Note, any prepayment by Mortgagor, or any other circumstance whatsoever, results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is the express intent of Mortgagor and Mortgagee that all excess amounts theretofore collected by Mortgagee be credited on the principal balance of the Note (or, at Mortgagee’s option, paid over to Mortgagor), and the provisions of the Note and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Mortgagee does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Mortgagee for the use, forbearance or detention of the Secured Obligations evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Secured Obligations until payment in full so that the rate or amount of interest on account of such Secured Obligations does not exceed the maximum rate or amount of interest permitted under applicable law. The term “applicable law” as used herein shall mean any federal or state law applicable to the loan made by Mortgagee to Mortgagor evidenced by the Note.

9.14                                Obligations Binding Upon Mortgagor’s Successors. This Mortgage is binding upon Mortgagor and Mortgagor’s successors and assigns, and shall inure to the benefit of Mortgagee, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land. The duties, covenants, conditions, obligations, and warranties of Mortgagor in this Mortgage shall be joint and several obligations of Mortgagor and Mortgagor’s successors and assigns.

9.15                                Construction. All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires. The term “including” shall mean “including, without limitation.” Each party hereto acknowledges that each party hereto and its respective counsel reviewed and revised this Mortgage and the other Loan Documents, and each party hereto agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Mortgage and the other Loan Documents.

9.16                                Attorneys’ Fees. Any reference in this Mortgage to attorneys’ or counsel fees paid or incurred by Mortgagee shall be deemed to include paralegals’ fees and legal assistants’ fees. Moreover, wherever provision is made herein for payment of attorneys’ or counsels’ fees or expenses incurred by Mortgagee, such provision shall include but not be limited to, such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced, during such proceedings or after entry of a final judgment.

9.17                                Waiver and Agreement Regarding Prepayment.

(a)                                 EXCEPT AS OTHERWISE EXPRESSLY PERMITTED HEREUNDER OR UNDER THE NOTE, MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAW TO PREPAY THE NOTE, IN WHOLE OR IN PART, WITHOUT PREPAYMENT CHARGE, UPON ACCELERATION OF THE MATURITY DATE OF THE NOTE, AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PERMITTED HEREUNDER OR UNDER THE NOTE, IF FOR ANY REASON A PREPAYMENT OF ALL OR ANY PART OF THE NOTE IS MADE, WHETHER VOLUNTARILY OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THE NOTE BY MORTGAGEE ON ACCOUNT OF THE OCCURRENCE OF ANY EVENT OF DEFAULT ARISING FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY PROHIBITED OR RESTRICTED TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION OF THE PROPERTY OR ANY PART THEREOF SECURING THE NOTE, THEN MORTGAGOR SHALL BE OBLIGATED TO PAY, CONCURRENTLY WITH SUCH PREPAYMENT, THE PREPAYMENT PREMIUM PROVIDED FOR IN THE NOTE (OR, IN THE EVENT OF ACCELERATION WHEN THE NOTE IS CLOSED TO PREPAYMENT, AS PROVIDED IN THE DEFINITION OF “SECURED OBLIGATIONS” SET FORTH IN ARTICLE 1 HEREOF). MORTGAGOR HEREBY DECLARES THAT MORTGAGEE’S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THE NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THE NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MORTGAGOR, FOR THIS WAIVER AND AGREEMENT.

(b)                                 If the maturity of the Note secured by this Mortgage is accelerated, Mortgagor shall pay a prepayment premium in an amount equal to any prepayment premium which would be payable under the terms of the Note as if the Note were prepaid in full on the date of the acceleration. If under the terms of the Note no voluntary prepayment would be permissible on the date of such acceleration, then the prepayment fee or premium shall be equal to one hundred fifty percent (150%) of the highest prepayment fee or premium set forth in the Note, calculated as of the date of such acceleration as if prepayment were permitted on such date.

9.18                                Waiver of Jury Trial. MORTGAGEE AND MORTGAGOR KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS MORTGAGE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE AND MORTGAGOR TO ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THE NOTE.

9.19                                Governing Laws; Forum.

(a)                                 The substantive laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Mortgage.

(b)                                 Any legal suit, action or proceeding against Mortgagee or Mortgagor arising out of or relating to this Mortgage may at Mortgagee’s option be instituted in any federal or state court serving the City of Port Chester or the County of Westchester, State of New York and Mortgagor waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Mortgagor hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

9.20                                Entire Agreement. This Mortgage, together with the other Loan Documents, contains the entire understanding between the parties to the matters addressed herein, and may not be changed, amended, modified or waived except pursuant to a written agreement executed by the parties, and supersedes any other understandings or agreements with respect to the matters covered hereby.

9.21                                Limitation on Liability. The provisions of Section 18(a) and Section 18(b) of the Note are incorporated herein by reference.

9.22                                Claims Against Mortgagee. Mortgagee shall not be in default under this Mortgage, or under any of the other Loan Documents, unless a written notice specifically setting forth the claim of Mortgagor shall have been given to Mortgagee within three (3) months after Mortgagor first had knowledge of the occurrence of the event that Mortgagor alleges gave rise to such claim and Mortgagee does not remedy or cure the default, if any there be, promptly thereafter. Mortgagor waives any claim, set-off or defense against Mortgagee arising by reason of any alleged default by Mortgagee as to which Mortgagor does not give such notice timely as aforesaid.

Mortgagor acknowledges that such waiver is or may be essential to Mortgagee’s ability to enforce Mortgagee’s remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Mortgagee and Mortgagor with respect to the Loan.

9.23                                Acceptance of Cures for Events of Default. Notwithstanding anything to the contrary contained in this Mortgage or the other Loan Documents, Mortgagee shall in no event or under any circumstance be obligated or required to accept a cure by Mortgagor or by any other person of an Event of Default unless Mortgagee agrees to do so in the exercise of its sole and absolute discretion, it being agreed that once an Event of Default has occurred, Mortgagee shall be absolutely and unconditionally entitled to pursue all rights and remedies available to it under the Loan Documents or otherwise at law or in equity.

ARTICLE 10

NEW YORK PROVISIONS

10.1                                Lien Law. Mortgagor will receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the costs of improvements on the Property and will apply the same first to the payment of such costs before using any part of the total of the same for any other purpose and will comply with Section 13 of the New York Lien Law. Mortgagor will indemnify and hold Mortgagee harmless against any loss or liability, cost or expense, including, without limitation, any judgments, attorney’s fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Mortgagor of any applicable lien law including, without limitation, any section of Article 3-A of the New York Lien Law.

10.2                                Statutory Construction. The provisions of this Mortgage that are construed by Section 254 of the Real Property Law of the State of New York shall be construed as provided in such Section 254, except as provided in Section 10.6 below. The additional provisions contained in this Mortgage shall afford rights supplemental to and not exclusive of the rights conferred by such Section 254 and shall not impair, modify, alter or defeat such rights (except as provided in Section 10.6 below), notwithstanding that such additional provisions may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the provisions construed by Section 254. The rights of Mortgagee arising under the provisions of this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. In the event of any inconsistencies between the provisions of this Mortgage and the provisions of such Section 254, the provisions of this Mortgage shall prevail.

10.3                                Maximum Amount Secured. Notwithstanding anything to the contrary contained in this Mortgage, the maximum amount of the principal indebtedness secured by this Mortgage or which under any contingency may become secured by this Mortgage is $4,639,600.00, plus all interest, additional interest, late payment and prepayment charges in respect thereof plus all amounts expended by Mortgagee following a default hereunder in respect of (i) taxes, charges or assessments which may be imposed by law upon the Premises, (ii) premiums on insurance policies covering the Property, (iii) expenses incurred in upholding the lien of this Mortgage, including, but not limited to, the costs and expenses of any litigation to collect the indebtedness secured by this Mortgage or to prosecute, defend, protect or preserve the rights and the lien created by this Mortgage or (iv) any amount, cost or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority.

10.4                             Sale of Mortgaged Property/Non-Judicial Foreclosure.

(a)                                 If this Mortgage is foreclosed, the Property, or any interest therein, may, at the discretion of Mortgagee, be sold in one or more parcels or in several interests or portions and in any order or manner.

(b)                                 Upon an Event of Default that entitles Mortgagee to exercise remedies against Mortgagor hereunder, Mortgagee, to the extent permitted by law, may choose to commence a non-judicial foreclosure by power of sale of this Mortgage.

10.5                                Commercial Property. Mortgagor represents that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having its own separate cooking facilities.

10.6                                Insurance. The provisions of Section 254 of the New York Real Property Law covering insurance of buildings against loss by fire shall not apply to this Mortgage. In the event of any conflict, inconsistency or ambiguity between the provisions of Section 4.5 hereof and the provisions of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions of Section 4.5 shall control.

10.7                                Leases. Mortgagee shall have all of the rights against lessees and tenants of the Property set forth in Section 291-f of the New York Real Property Law.

10.8                                Assignment of Mortgage. At Mortgagor’s request and at the sole cost and expense of Mortgagor for the out-of-pocket expenses of Mortgagee, Mortgagee shall deliver an Assignment of Mortgage (rather than a Satisfaction of Mortgage), without representation, recourse or warranty, upon payment and satisfaction of all of the Secured Obligations.

10.9                                Mortgage Tax Obligation and Indemnification. Mortgagor shall pay when due, and as a condition to any advance of funds under the Loan Documents, all taxes, mortgage recording taxes, recording charges and other amounts payable in connection with this Mortgage, the Note or the other Loan Documents. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify and release and hold harmless Mortgagee from and against any and all losses, costs, expenses, liabilities, claims and obligations imposed upon or incurred by or asserted against Mortgagee, and directly or indirectly arising out of or in any way relating to any tax, mortgage recording tax, recording charge or other amount due or payable on the making, recording, or advance of funds under this Mortgage, the Note or the other Loan Documents.

10.10                         Transfer Tax Obligation and Indemnification: (i) In the event of any sale or transfer of the Property, or any part thereof, including, without limitation, any sale or transfer by reason of foreclosure of this Mortgage or any subordinate mortgage (but this Section shall not be deemed to permit any such subordinate mortgage) or by deed in lieu of any such foreclosure, Mortgagor shall timely and duly complete, execute and deliver to Mortgagee all forms and supporting documentation required by any taxing authority to estimate and fix any tax payable by reason of such sale or transfer or recording of the deed evidencing such sale or transfer, including, without limitation, any New York State Real Estate Transfer Tax payable pursuant to Article 31 of the New York Tax Law and New York City Real Property Transfer Tax payable pursuant to Chapter 21, Title 11 of the New York City Administrative Code (individually, a “Transfer Tax” and collectively, the “Transfer Taxes”).

(ii)                                          Mortgagor shall pay the Transfer Taxes that may hereafter become due and payable with respect to any sale or transfer of the Property described in this Section, and in default of such payment, Mortgagee may, but shall not be obligated to, pay the same and the amount of such payment shall be added to the Secured Obligations secured hereby and, unless incurred in connection with a foreclosure of this Mortgage or deed in lieu of such foreclosure, shall be secured by this Mortgage.

(iii)                                       Mortgagor hereby irrevocably constitutes and appoints Mortgagee as its attorney-in-fact, coupled with an interest, to prepare and deliver any questionnaire, statement, affidavit or tax return in connection with any Transfer Tax applicable to any foreclosure or deed in lieu of foreclosure described in this Section.

(iv)                                      Mortgagor shall indemnify and hold harmless Mortgagee against (i) any and all liability incurred by Mortgagee for the payment of any Transfer Tax with respect to any transfer of the Property by reason of foreclosure, and (ii) any and all expenses incurred by Mortgagee in connection therewith, including, without limitation, interest, penalties and attorneys’ fees.

(v)                                         In the event that Mortgagor fails or refuses to pay a tax payable by Mortgagor with respect to a sale of transfer by reason of a foreclosure of this Mortgage in accordance with this Section, the amount of the tax, any interest or penalty applicable thereto and any other amount payable pursuant to Mortgagor’s obligation to indemnify Mortgagee under this Section may, at the sole option of Mortgagee, be paid as an expense of the sale out of the proceeds of the mortgage foreclosure sale.

(vi)                                      The provisions of this Section shall survive any transfer and the delivery of the deed affecting such transfer. Nothing in this Section shall be deemed to grant to Mortgagor any greater rights to sell, assign or otherwise transfer the Property than are expressly provided in Section 5.4 nor to deprive Mortgagee of any right to refuse to consent to any transaction referred to in this Section.

[END OF TEXT]

IN WITNESS WHEREOF, Mortgagor and Mortgagee have executed and delivered this Mortgage as of the date first mentioned above.

MORTGAGOR:

WU/LH 8 SLATER L.L.C.,

a Delaware limited liability company

By: Lighthouse 100 William Operating LLC,

a New York limited liability company,

its manager

By:	/s/ Louis Sheinker
Name:	Louis Sheinker
Title:	Member/Manager

MORTGAGEE:

FIRST SUNAMERICA LIFE INSURANCE COMPANY,

a New York corporation

By: AIG Asset Management (U.S.), LLC

Its: Investment Advisor

By:	/s/ Marla S. Campagna
Name:	Marla S. Campagna
Title:	Vice President

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On the 3rd day of March in the year 2011 before me, the undersigned, personally appeared LOUIS SHEINKER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s)acted, executed the instrument.

/s/ Frances M. Pepe	FRANCES M. PEPE
Signature and Office of individual	NOTARY PUBLIC, State of New York
taking acknowledgment	No. 01PE4915564
Qualified in Queens County
Commission Expires Jan. 11, 2014

[Acknowledgment on behalf of Mortgagor]

ACKNOWLEDGEMENT

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

On March 2, 2011 before me, Jeffrey Greathouse, a Notary Public, personally appeared Marla S. Campagna, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

Witness my hand and official seal.			JEFFREY GREATHOUSE
Commission # 1917135
Signature	/s/ Jeffrey Greathouse	(Seal)	Notary Public - California
Los Angeles County
My Comm. Expires Jan 12, 2015

[Acknowledgment on behalf of Mortgagee]

JEFFREY GREATHOUSE
Commission # 1917135
Notary Public - California
Los Angeles County
My Comm. Expires Jan 12, 2015

EXHIBIT A

LEGAL DESCRIPTION

ALL that certain plot, piece or parcel if land, situate, lying and being in the Village of Port Chester, Town of Rye, County of Westchester and State of New York, being more particularly bounded and described as follows:

BEGINNING at a point on the westerly side of Slater Street distant 386.078 feet as measured in a northwesterly and northerly direction along the southwesterly and westerly sides of Slater Street from the corner formed by the intersection of the southwesterly side of Slater Street with the northwesterly side of Midland Avenue, said point of beginning also being where the northwesterly line of land conveyed to Baker Properties by deed recorded in Liber 7431 cp 407 intersects the westerly side of Slater Street; running thence along said land so conveyed South 47 degrees 17 minutes 26 seconds West 327.051 feet and North 42 degrees 42 minutes 34 seconds West 5 feet; thence still along said land so conveyed and continuing along other land of Baker Properties, South 47 degrees 17 minutes 26 seconds West 133.941 feet to the southwesterly corner of parcel herein; thence North 42 degrees 42 minutes 34 seconds West, part of the way along the face of an existing warehouse 144.575 feet to the land now or formerly of the Penn Central Railroad (New Haven Division); thence along said land of the railroad, the following courses and distances:

North 40 degrees 58 minutes 32 seconds East 443.102 feet;

North 15 degrees 39 minutes 32 seconds East 62.301 feet;

North 83 degrees 10 minutes 52 seconds East 17.360 feet; and

North 40 degrees 58 minutes 32 seconds East 135.318 feet to a point on the westerly side of Slater Street; thence along the westerly side of Slater Street, South 5 degrees 10 minutes 50 seconds East 297.202 feet to the point and place of beginning.

TOGETHER with the benefits and SUBJECT to the burdens of a certain easement created in Liber 7431 cp 407 and to a Declaration of Easement in Liber 7570 cp 349.

Based upon a survey made by Ward Carpenter Engineers, Inc. dated 8/10/07, last amended 1/11/11, also known as and being the same land as described above:

ALL that certain plot, piece or parcel if land, situate, lying and being in the Village of Port Chester, Town of Rye, County of Westchester, State of New York, being more particularly bounded and described as follows:

BEGINNING at a point on the westerly side of Slater Street distant 386.078 feet as measured in a northwesterly and northerly direction along the southwesterly side of Slater Street from the corner formed by the intersection of the southwesterly side of Slater Street with the northwesterly side of Midland Avenue, said point of beginning also being where the northwesterly line of land conveyed to Baker Properties by deed recorded in Liber 7431 cp 407 intersects the westerly side of Slater Street;

A-1

RUNNING THENCE along said land so conveyed, South 47 degrees 17 minutes 26 seconds West 327.051 feet; and North 42 degrees 42 minutes 34 seconds West 5 feet; THENCE still along said land so conveyed and continuing along other land of Baker Properties, South 47 degrees 17 minutes 26 seconds West 133.941 feet to the southwesterly corner of the parcel herein;

THENCE North 42 degrees 42 minutes 24 seconds West, part of the way along the face of an existing Warehouse 144.575 feet to land now or formerly of the Penn Central Railroad (New Haven Division);

THENCE along said land of the railroad, the following courses and distances:

North 40 degrees 58 minutes 32 seconds East 443.102 feet;

North 15 degrees 39 minutes 32 seconds East 62.301 feet;

North 83 degrees 10 minutes 52 seconds East 17.360 feet; and

North 40 degrees 58 minutes 32 seconds East 135.318 feet to a point on the westerly side of Slater Street:

THENCE along the westerly side of Slater Street, South 5 degrees 10 minutes 50 seconds East 297.202 feet to the point and place of BEGINNING.

TOGETHER WITH the appurtenance of a Declaration of Easement recorded in Liber 7570 cp 349.

TOGETHER WITH a Fire Protection Easement recorded in Liber 7837 cp 215.

TOGETHER WITH an Easement contained in Liber 7431 cp 407.

TOGETHER WITH an Amended and Restated Easement Agreement by and between WU/LH 36 MIDLAND L.L.C. and WU/LH 8 SLATER, L.L.C., which amends and restates in its entirety that certain Easement Agreement in Liber 7841, Page 677.

FOR INFORMATION ONLY: Said premises also known as Section 142.46, Block 1, Lot 6, 8 Slater Street, Port Chester, NY.

A-2

EXHIBIT B

PERMITTED EXCEPTIONS

Covenants, conditions, easements, leases and agreements each recorded in the Recording Office, as follows:

a.                                      Covenants & Restrictions recited in deed recorded April 23, 2008 in Control No. 480860168.

b.                                      Easement Agreement contained in Liber 7431 at Page 407.

c.                                       Declaration of Easement recorded in Liber 7570 at Page 349.

d.                                      Reservations and easements contained in deed recorded in Liber 7570 at Page 489.

e.                                       Fire Protection Easement recorded in Liber 7837 at Page 215.

f.                                        Easement Agreement recorded in Liber 7814 at Page 677, as amended and restated in its entirety by Amended and Restated Easement Agreement recorded April 23, 2008 in Control No. 480860256.

g.                                       Easement Agreement recorded March 5, 2009 in Control No. 490570404.

B-1

EXHIBIT B

SCHEDULE OF MORTGAGES

1.              Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of February 25, 2008, by Wu/LH 103 Fairview Park L.L.C., Wu/LH 412 Fairview Park L.L.C., Wu/LH 401 Fieldcrest L.L.C., Wu/LH 404 Fieldcrest L.L.C., Wu/LH 199 Ridgewood L.L.C., Wu/LH 203 Ridgewood L.L.C., Wu/LH 36 Midland L.L.C., Wu/LH 100-110 Midland L.L.C., Wu/LH 112 Midland L.L.C., and Wu/LH 8 Slater L.L.C., each a Delaware limited liability company (collectively, “Original NY Borrowers”), in favor of John Hancock Life Insurance Company, a Massachusetts corporation, in the principal amount of £50,650,000.00, recorded April 23, 2008 as Control Number 480860266 in the Westchester County Land Records of New York. Mortgage Recording Tax paid in the amount of $658,450.

a.              Mortgage Modification and Severance Agreement, dated as of the date hereof, by and among Original NY Borrowers and John Hancock Life Insurance Company (U.S.A), a Michigan corporation, successor by merger to John Hancock Life Insurance Company, a Massachusetts corporation (“Hancock”), to be recorded in the Westchester County Land Records of New York in control # 510743176.

b.              Severed Mortgage and Security Agreement, dated as of the date hereof, by Original NY Borrowers, in the principal amount of $3,900,000.00, to be recorded in the Westchester County Land Records of New York in control # 510743191.

c.               Partial Release of Severed Mortgage, dated as of the date hereof, by Hancock, to be recorded in the Westchester County Land Records of New York in control # 510743216.

d.              Assignment of Mortgage, dated as of the date hereof, by Hancock to First SunAmerica Life Insurance Company, a New York corporation (“Lender”), to be recorded in the Westchester County Land Records of New York in control # 510743232.

e.               Partial Release of Original Mortgage, dated as of the date hereof, by Hancock, to be recorded in the Westchester County Land Records of New York in control # 510743273.

2.              Gap Mortgage, dated as of the date hereof, by Wu/LH 8 Slater L.L.C., a Delaware limited liability company, in favor of Lender, in the principal amount of $739,600.00, to be recorded in the Westchester County Land Records of New York. Mortgage Recording Tax paid in the amount of $9,614.80 in control # 510743243.

The Office of the Westchester County Clerk. This page is part of the instrument; the County Clerk will rely on the information provided on this page for purposes of indexing this instrument. To the best of submitter’s knowledge, the information contained on this Recording and Endorsement Cover Page is consistent with the information contained in the attached document.

*510743264ALR003W*

Westchester County Recording & Endorsement Page

Submitter Information

Name:	RECORDING DEPT	Phone:	212-757-5800
Address 1:	44 WALL ST	Fax:
Address 2:	10TH FL	Email:	LAUDY@TITLEVEST.COM
City/State/Zip:	NEW YORK NY 10005	Reference for Submitter:	EX-W-205799

Document Details

Control Number:	510743264	Document Type: Assignment of Lease & Rents (ALR)
Package ID:	2011031500064001007	Document Page Count: 10 Total Page Count: 12

Parties	☒ Additional Parties on Continuation page

1st PARTY		2nd PARTY
1: WU/LH B SLATER LLC	- Individual	l: FIRST SUNAMERICA LIFE INSURANCE CO	- Individual
2: LIGHTHOUSE 100 WILLIAM OPERATING LLC	- Individual	2:

Property	☐ Additional Properties on Continuation page

Street Address:	8 SLATER STREET	Tax Designation:	142.46-1-6
City/Town:	RYE TOWN	Village:	PORT CHESTER

Cross- References	☐ Additional Cross-Refs on Continuation page

1: 510843442	2:	3:	4:

Supporting Documents

1: §255 Affidavit

Recording Fees

Statutory Recording Fee:	$40.00
Page Fee:	$55.00
Cross-Reference Fee:	$0.50
Mortgage Affidavit Filing Fee:	$5.00
RP-5217 Filing Fee:	$0.00
TP-584 Filing Fee:	$0.00

Total Recording Fees Paid:	$100.50

Transfer Taxes

Consideration:	$0.00
Transfer Tax:	$0.00
Mansion Tax:	$0.00
Transfer Tax Number:

Mortgage Taxes

Document Date:	3/8/2011
Mortgage Amount:	$0.00

Basic:	$0.00
Westchester:	$0.00
Additional:	$0.00
MTA:	$0.00
Special:	$0.00
Yonkers:	$0.00
Total Mortgage Tax:	$0.00

Dwelling Type:	Not 1-6 Family	Exempt: ☐
Serial #:	DB68425

RECORDED IN THE OFFICE OF THE WESTCHESTER COUNTY CLERK

Recorded: 03/29/2011 at 04:25 PM Control Number: 510743264 Witness my hand and official seal
/s/ Timothy C. ldoni
Timothy C. ldoni Westchester County Clerk

Record and Return To

☐ Pick-up at County Clerk’s office

KATTEN MUCHIN ROSENMAN LLP

575 MADISON AVENUE

NEW YORK, NY 10022-2585

Attn: ANDREW L. JAGODA, ESQ.

The Office of the Westchester County Clerk. This page is part of the instrument; the County Clerk will rely on the information provided on this page for purposes of indexing this instrument. To the best of submitter’s knowledge, the information contained on this Recording and Endorsement Cover Page is consistent with the information contained in the attached document.

*510743264ALR003W*

Westchester County Recording & Endorsement Page

Document Details

Control Number:	510743264	Document Type: Assignment of Lease & Rents (ALR)
Package ID:	2011031500064001007	Document Page Count: 10 Total Page Count: 12

1st PARTY Addendum	2nd PARTY Addendum

SHEINKER LOUIS Individual

Prepared by, and when recorded mail to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Attention: Andrew L. Jagoda, Esq.

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT Of LEASES AND RENTS (this “Assignment”) is given as of March 8, 2011, by WU/LH 8 SLATER L.L.C., a Delaware limited liability company (“Assignor”), to FIRST SUNAMERICA LIFE INSURANCE COMPANY, a New York corporation (“Assignee”).

RECITALS

A.                                            Assignor is the owner of the real property described in Exhibit A attached hereto. Such real property, together with all improvements now or hereafter located thereon and all appurtenances thereto, is referred to as the “Property.”

B.                                            Assignor executed a Consolidated, Amended and Restated Promissory Note, of even date herewith, made to the order of Assignee, as the same may be modified, extended, renewed, rearranged or replaced from time to time (the “Note”), in the aggregate principal amount of $4,639,600.00 (the “Loan”). The Note is secured by, among other things, a Mortgage, Consolidation, Extension, Spreader and Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, of even date herewith, granted by Assignor for the benefit of Assignee, as the same may be amended, supplemented, restated or replaced from time to time (the “Mortgage”), encumbering the Property recorded simultaneously herewith in control #510843442.

C.                                            The Note, the Mortgage, this Assignment, all other documents evidencing and/or securing the Loan, and the Additional Loan Documents (as such term is defined in the Mortgage), in each case, as the same may be amended, modified or supplemented from time to time, are referred to collectively as the “Loan Documents”.

ASSIGNMENT

NOW, THEREFORE, to induce Assignee to make the Loan, as a partial source of repayment of the Loan and as additional security for the payment and performance of all obligations of Assignor to Assignee evidenced by or referred to in the Loan Documents, whether now existing or subsequently incurred, Assignor hereby undertakes and agrees as follows:

1.                                              Definitions. Any initially capitalized terms not otherwise defined herein shall have the same meaning in this Assignment as ascribed to such term in the Mortgage.

2.                                              Assignment of Leases and Rents. Assignor hereby unconditionally, presently, absolutely and irrevocably grants, transfers and assigns unto Assignee all rents, royalties, issues, profits and income (“Rents”) now or hereafter due or payable to Assignor for the occupancy or use of the Property, and all leases, subleases and other use and occupancy agreements affecting the Property or any part thereof now existing or hereafter entered into between Assignor (or Assignor’s predecessor in interest in title to the Property or any part thereof) and tenants of Assignor or such predecessor in interest (“Leases”), whether written or oral, with all security therefor, including all guaranties thereof, now or hereafter affecting the Property.

The aforesaid assignment shall be effective immediately upon Assignor’s execution of this Assignment and is not conditioned upon the occurrence of an Event of Default or any other contingency or event; provided, however, that Assignee hereby grants to Assignor a license to collect, retain and enjoy such Rents provided that no Event of Default has occurred and is continuing. Such license shall be revocable by Assignee without notice to Assignor at any time after the occurrence of an Event of Default. Assignor represents that the Rents payable to Assignor and the Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this Assignment be sold, assigned, transferred or set over by Assignor. Assignor has good right to sell, assign, transfer and set over the same and to grant to and confer upon Assignee the rights, interest, powers and authorities herein granted and conferred. Failure of Assignee at any time or from time to time to enforce the assignment of Rents and Leases under this section shall not in any manner prevent its subsequent enforcement, and Assignee is not obligated to collect anything hereunder, but is accountable only for sums actually collected.

3.                                      Further Assignments. Assignor shall give Assignee at any time upon demand any further or additional customary forms of assignment or transfer of such Rents, Leases and security as may be reasonably requested by Assignee, and shall deliver to Assignee executed copies of all such Leases and security.

4.                                      Application of Rents. Assignee shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for the services of Assignee or that of the agents of Assignee in collecting such monies. Subject to the provisions of Section 4.4 of the Mortgage, any monies received by Assignee hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of any delinquency, such application to be in such order as Assignee may determine. The acceptance of this Assignment by Assignee or the exercise of any rights by it hereunder shall not be, or be construed to be, an affirmation by it of any Lease nor an assumption of any liability under any Lease.

5.                                      Collection of Rents. During the existence of any Event of Default, Assignee may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, (a) enter upon, take possession of, manage and operate the Property, or any part thereof (including, without limitation, making necessary repairs, alterations and improvements to the Property), (b) make, cancel, enforce or modify Leases, (c) obtain and evict tenants, (d) fix or modify Rents, (e) do any acts which Assignee deems reasonably proper to protect the security thereof and (f) either with or without taking possession of the Property, in its own name sue for or otherwise collect and receive such Rents, including those past due and unpaid. In connection with the foregoing, Assignee shall be entitled and empowered to employ attorneys and management, rental and other agents in and about the Property and to effect the matters which Assignee is empowered to do, and in the event Assignee shall itself effect such matters, Assignee shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located, and the reasonable fees, charges, costs and expenses of Assignee or such persons shall be additional Secured Obligations.

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Assignee may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’ and agents’ fees, charges, costs and expenses, as aforesaid, upon any Secured Obligations, and in such order as Assignee may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any default or waive, modify or affect notice of default under the Note or this Assignment or invalidate any act done pursuant to such notice.

6.                                      Authority of Assignee. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Assignee hereunder without investigating (a) the reason for any action taken by Assignee, (b) the validity or the amount of secured obligations owing to Assignee, (c) the existence of any default in the Note or this Assignment, or under or by reason of this Assignment or (d) the application to be made by Assignee of any amounts to be paid to Assignee. The sole signature of Assignee shall be sufficient for the exercise of any rights under this Assignment and the receipt signed solely by Assignee for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rentals collected under this Assignment shall be drawn to the exclusive order of Assignee.

7.                                      Indemnification of Assignee. Nothing herein contained shall be deemed to obligate Assignee to perform or discharge any obligation, duty or liability of any lessor under any Lease of the Property, and Assignor shall and does hereby indemnify and hold Assignee harmless from any and all liability, loss or damage which Assignee may or might incur under any Lease or by reason of this Assignment, excluding, however, any such matter resulting from Assignee’s gross negligence or willful misconduct. Any and all such liability, loss or damage incurred by Assignee, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Assignee in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Assignor shall reimburse Assignee therefor on demand.

8.                                      Cross-Default Clause. Any default by Assignor in the performance or observance of any covenant or condition hereof, and the continuance thereof after any notice and cure period, shall be deemed an Event of Default under the Mortgage and each of the other Loan Documents (including, without limitation, the Additional Loan Documents), entitling Assignee to exercise all or any remedies available to Assignee under the terms of the Mortgage and any or all of the other Loan Documents (including, without limitation, the Additional Loan Documents), and any Event of Default under the Mortgage and any of the other Loan Documents (including, without limitation, the Additional Loan Documents) shall be deemed a default hereunder, entitling Assignee to exercise any or all remedies provided for herein. Failure by Assignee to exercise any right which it may have hereunder shall not be deemed a waiver thereof unless so agreed in writing by Assignee, and the waiver by Assignee of any such default by Assignor hereunder shall not constitute a continuing waiver or a waiver of any other default or of the same default on any future occasion.

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9.                                      Reassignment by Assignee. Assignee may assign all or part of Assignor’s right, title and interest in any or all Leases (to the extent of the interests therein conferred upon Assignee by the terms hereof) to any subsequent holder, owner, co-owner or participant, of or in the Note or other Loan Documents, or to any person who acquires title to the Property through foreclosure or otherwise. From and after the acquisition of title to the Property by any person, through foreclosure or conveyance in lieu of foreclosure, no assignee of Assignor’s interest in any Lease shall be liable to account to Assignor for the rents, income and profits thereafter accruing. The recording of any valid release of the Mortgage shall operate as a release of this Assignment in favor of the then owner of the Property; provided, that the recording of any valid partial release of the Mortgage shall operate as a release hereof only with respect to that portion of the Property thereby released from the Mortgage, the term “Property” as used herein being deemed thereafter to refer only to that portion of the Property remaining encumbered by the Mortgage and the term “Assignor” as used herein being deemed thereafter to refer only to the owner or owners of such remaining portion of the Property; and provided further, that the affidavit of any officer of Assignee stating that any part of the indebtedness secured hereby remains unpaid shall constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment, and any person may and is hereby authorized to rely upon such affidavit.

10.                               Rights and Remedies. All rights and remedies set forth in this Assignment and in the other Loan Documents are cumulative, and the holder of the Note and of every other obligation secured hereby may recover judgment thereon, issue execution therefor and resort to every other right or remedy available at law or in equity without first exhausting, and without affecting or impairing the security of, any right or remedy afforded hereby. Unless expressly provided in this Assignment to the contrary, no consent or waiver, whether express or implied, by any interested party referred to herein regarding any breach or default by any other interested party referred to herein, in the performance by such other party of any obligations contained herein shall be deemed a consent to, or waiver by the party of, the performance by such other party of any other obligations hereunder or the performance by any other interested party referred to herein of the same, or of any other obligations hereunder.

11.                               Interpretation. If any provision of this Assignment or any paragraph, sentence, clause, phrase or word, or the application thereof, is held invalid in any circumstance, the validity of the remainder of this Assignment shall be construed as if such invalid part were never included herein.

12.                               Successors and Assigns. This Assignment and all provisions hereof shall be binding upon Assignor, its successors and assigns, and all other persons or entities claiming under or through Assignor and the word “Assignor,” when used herein, shall include all such persons and entities and any others liable for the payment of the indebtedness secured hereby or any part thereof, whether or not they have executed the Note or this Assignment. The word “Assignee,” when used herein shall include Lender’s successors and assigns, including all other holders, from time to time, of the Note. This Assignment shall run with the land constituting the Property.

13.                               Binding Effect. The provisions of this Assignment shall bind and benefit the parties hereto and their respective successors and permitted assigns.

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14.                               Notices. Notices under this Assignment shall be given in the manner set forth in Section 9.10 of the Mortgage.

15.                               Governing Law. This Assignment shall be construed and enforced according to the laws of the State of New York, without giving effect to conflict of laws principles.

16.                               Conflict with Mortgage. In the event of any conflict between the terms hereof and the terms of the Mortgage, the Mortgage shall control and be binding.

17.                               Non-Recourse. Assignor’s obligations hereunder are subject to and limited by Section 18 of the Note and Sections 9.4 and 9.21 of the Mortgage.

18.                               Termination. Upon payment and performance in full of all of the Secured Obligations, Assignee will, at the sole cost and expense of Assignor, execute and deliver to Assignor such documents as may be required to release this Assignment of record.

19.                               Acceptance of Cures for Events of Default. Notwithstanding anything to the contrary contained in this Assignment or the other Loan Documents, Assignee shall in no event or under any circumstance be obligated or required to accept a cure by Assignor or by any other person of an Event of Default unless Assignee agrees to do so in the exercise of its sole and absolute discretion, it being agreed that once an Event of Default has occurred, Assignee shall be absolutely and unconditionally entitled to pursue all rights and remedies available to it under the Loan Documents or otherwise at law or in equity.

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Signed and delivered as of the date first above written.

ASSIGNOR:

WU/LH 8 SLATER L.L.C.,
a Delaware limited liability company

By:	Lighthouse 100 William Operating LLC,
a New York limited liability company,
its Manager

	By:	/s/ Louis Sheinker
	Name:	Louis Sheinker
	Title:	Member/Manager

STATE OF New York	)
)ss.:
COUNTY OF New York	)

On the 3rd day of March in the year 2011 before me, the undersigned, personally appeared Louis Sheinicer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s)acted, executed the instrument.

/s/ Renata Tarasewicz
Signature and Office of individual	RENATA TARASEWICZ
taking acknowledgment	NOTARY PUBLIC STATE OF NEW YORK
LIC. #01TA6188918
COMM. EXP. 06/16/2012
COMMISSIONED IN KINGS COUNTY

[Acknowledgment on behalf of Assignor]

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EXHIBIT A

LEGAL DESCRIPTION

ALL that certain plot, piece or parcel if land, situate, lying and being in the Village of Port Chester, Town of Rye, County of Westchester and State of New York, being more particularly bounded and described as follows:

BEGINNING at a point on the westerly side of Slater Street distant 386.078 feet as measured in a northwesterly and northerly direction along the southwesterly and westerly sides of Slater Street from the corner formed by the intersection of the southwesterly side of Slater Street with the northwesterly side of Midland Avenue, said point of beginning also being where the northwesterly line of land conveyed to Baker Properties by deed recorded in Liber 7431 cp 407 intersects the westerly side of Slater Street; running thence along said land so conveyed South 47 degrees 17 minutes 26 seconds West 327.051 feet and North 42 degrees 42 minutes 34 seconds West 5 feet; thence still along said land so conveyed and continuing along other land of Baker Properties, South 47 degrees 17 minutes 26 seconds West 133.941 feet to the southwesterly corner of parcel herein; thence North 42 degrees 42 minutes 34 seconds West, part of the way along the face of an existing warehouse 144.575 feet to the land now or formerly of the Penn Central Railroad (New Haven Division); thence along said land of the railroad, the following courses and distances:

North 40 degrees 58 minutes 32 seconds East 443.102 feet;

North 15 degrees 39 minutes 32 seconds East 62.301 feet;

North 83 degrees 10 minutes 52 seconds East 17.360 feet; and

North 40 degrees 58 minutes 32 seconds East 135.318 feet to a point on the westerly side of Slater Street; thence along the westerly side of Slater Street, South 5 degrees 10 minutes 50 seconds East 297.202 feet to the point and place of beginning.

TOGETHER with the benefits and SUBJECT to the burdens of a certain easement created in Liber 7431 cp 407 and to a Declaration of Easement in Liber 7570 cp 349.

Based upon a survey made by Ward Carpenter Engineers, Inc. dated 8/10/07, last amended 1/11/11, also known as and being the same land as described above:

ALL that certain plot, piece or parcel if land, situate, lying and being in the Village of Port Chester, Town of Rye, County of Westchester, State of New York, being more particularly bounded and described as follows:

BEGINNING at a point on the westerly side of Slater Street distant 386.078 feet as measured in a northwesterly and northerly direction along the southwesterly side of Slater Street from the corner formed by the intersection of the southwesterly side of Slater Street with the northwesterly side of Midland Avenue, said point of beginning also being where the northwesterly line of land conveyed to Baker Properties by deed recorded in Liber 7431 cp 407 intersects the westerly side of Slater Street;

RUNNING THENCE along said land so conveyed, South 47 degrees 17 minutes 26 seconds West 327.051 feet; and North 42 degrees 42 minutes 34 seconds West 5 feet; THENCE still along said land so conveyed and continuing along other land of Baker Properties, South 47 degrees 17 minutes 26 seconds West 133.941 feet to the southwesterly corner of the parcel herein;

THENCE North 42 degrees 42 minutes 24 seconds West, part of the way along the face of an existing Warehouse 144.575 feet to land now or formerly of the Penn Central Railroad (New Haven Division);

THENCE along said land of the railroad, the following courses and distances:

North 40 degrees 58 minutes 32 seconds East 443,102 feet;

North 15 degrees 39 minutes 32 seconds East 62.301 feet;

North 83 degrees 10 minutes 52 seconds East 17.360 feet; and

North 40 degrees 58 minutes 32 seconds East 135.318 feet to a point on the westerly side of Slater Street:

THENCE along the westerly side of Slater Street, South 5 degrees 10 minutes 50 seconds East 297.202 feet to the point and place of BEGINNING.

TOGETHER WITH the appurtenance of a Declaration of Easement recorded in Liber 7570 cp 349.

TOGETHER WITH a Fire Protection Easement recorded in Liber 7837 cp 215.

TOGETHER WITH an Easement contained in Liber 7431 cp 407.

TOGETHER WITH an Amended and Restated Easement Agreement by and between WU/LH 36 MIDLAND L.L.C. and WU/LH 8 SLATER, L.L.C., which amends and restates in its entirety that certain Easement Agreement in Liber 7841, Page 677.

FOR INFORMATION ONLY: Said premises also known as Section 142.46, Block 1, Lot 6, 8 Slater Street, Port Chester, NY.

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EXHIBIT B

SCHEDULE OF MORTGAGES

1.              Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of February 25, 2008, by Wu/LH 103 Fairview Park L.L.C., Wu/LH 412 Fairview Park L.L.C., Wu/LH 401 Fieldcrest L.L.C., Wu/LH 404 Fieldcrest L.L.C., Wu/LH 199 Ridgewood L.L.C., Wu/LH 203 Ridgewood L.L.C., Wu/LH 36 Midland L.L.C., Wu/LH 100-110 Midland L.L.C., Wu/LH 112 Midland L.L.C., and Wu/LH 8 Slater L.L.C., each a Delaware limited liability company (collectively, “Original NY Borrowers”), in favor of John Hancock Life Insurance Company, a Massachusetts corporation, in the principal amount of $50,650,000.00, recorded April 23, 2008 as Control Number 480860266 in the Westchester County Land Records of New York. Mortgage Recording Tax paid in the amount of $668,450.

a.              Mortgage Modification and Severance Agreement, dated as of the date hereof, by and among Original NY Borrowers and John Hancock Life Insurance Company (U.S.A), a Michigan corporation, successor by merger to John Hancock Life Insurance Company, a Massachusetts corporation (“Hancock”), to be recorded in the Westchester County Land Records of New York in control # 510743176.

b.              Severed Mortgage and Security Agreement, dated as of the date hereof, by Original NY Borrowers, in the principal amount of $3,900,000.00, to be recorded in the Westchester County Land Records of New York in control # 510743191.

c.               Partial Release of Severed Mortgage, dated as of the date hereof, by Hancock, to be recorded in the Westchester County Land Records of New York in control # 510743216.

d.              Assignment of Mortgage, dated as of the date hereof, by Hancock to First SunAmerica Life Insurance Company, a New York corporation (“Lender”), to be recorded in the Westchester County Land Records of New York in control # 510743232.

e.               Partial Release of Original Mortgage, dated as of the date hereof, by Hancock, to be recorded in the Westchester County Land Records of New York in control # 510743237.

2.              Gap Mortgage, dated as of the date hereof, by Wu/LH 8 Slater L.L.C., a Delaware limited liability company, in favor of Lender, in the principal amount of $739,600.00, to be recorded in the Westchester County Land Records of New York. Mortgage Recording Tax paid in the amount of $9,614.80 in control # 510743243.

3.              Mortgage, Consolidation, Extension, Spreader and Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of the date hereof, by Wu/LH 8 Slater L.L.C., a Delaware limited liability company, in favor of Lender, to be recorded in the Westchester County Land Records of New York. Consolidates Mortgages 1(b) and 2 to form a single lien of $4,639,600.00 in control # 510743257.